Filed Pursuant to Rule 424(b)(3)

Registration No. 333-203216

Prospectus Supplement

(To prospectus dated April 9, 2015)

Shares

Amyris, Inc.

Series A Preferred Stock

________________________

We are offering 22,140 shares (the “Shares”) of our Series A Preferred Stock (the “Series A Preferred Stock”). Each share of Series A Preferred Stock has a stated value of $1,000 and is convertible into shares of our common stock at an initial conversion price of $1.15 per share (subject to adjustment pursuant to the certificate of designation).

In a concurrent private placement, we are selling to investors 65,203.8756 shares of our Series B Preferred Stock (the “Series B Preferred Stock” and together with the Series A Preferred Stock, the “Preferred Stock”). We are also issuing to the purchasers of the Series A Preferred Stock and Series B Preferred Stock (i) warrants to purchase an aggregate of 103,977,207 shares of our common stock, representing 50% of the shares of our common stock into which the Preferred Stock is initially convertible (including the Make Whole Payment (as defined below), assuming such payment is made in shares of common stock), exercisable at an initial exercise price of $0.52 per share (subject to adjustment as set forth in the Warrants) and (ii) warrants to purchase an aggregate of 103,977,207 shares of our common stock, representing 50% of the shares of our common stock into which the Preferred Stock is initially convertible (including the Make Whole Payment, assuming such payment is made in shares of common stock), exercisable at an initial exercise price of $0.62 per share (subject to adjustment as set forth in the Warrants) (collectively, the “Cash Warrants”). Each share of Series B Preferred Stock has a stated value of $1,000 and, subject to the receipt of stockholder approval of the reverse stock split being presented to stockholders at our 2017 Annual Meeting of Stockholders (the “Reverse Stock Split”) and of stockholder approval at a subsequent meeting for the issuance of shares of our common stock in accordance with the applicable rules and regulations of the Nasdaq Stock Market (collectively, “Stockholder Approval”), is convertible into shares of our common stock at an initial conversion price of $1.15 per share (subject to adjustment pursuant to the certificate of designation).

In addition, each purchaser of Preferred Stock will receive a warrant, (collectively, the “Anti-dilution Warrants” and together with the Cash Warrants, the “Warrants”) designed to provide “full ratchet” anti-dilution adjustments in respect of the effective conversion price of the Preferred Stock acquired by such purchaser (including the Make Whole Payment, assuming such payment is made in shares of common stock) in the event that we sell, or are deemed to have sold, shares of commons stock for a per share price of less than $0.42.

The Cash Warrants will be exercisable for five years commencing on the date of the receipt of Stockholder Approval. The Anti-dilution Warrants will have a term of five years, commencing with the date of receipt of Stockholder Approval.

None of the Series B Preferred Stock, the Cash Warrants, the Anti-dilution Warrants or the shares of common stock issuable upon the conversion or exercise of such securities are being registered under the Securities Act of 1933, as amended, or the Securities Act, pursuant to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part and are not being offered pursuant to this prospectus supplement and the accompanying base prospectus. The Series B Preferred Stock, the Cash Warrants and the Anti-dilution Warrants are being issued pursuant to an exemption from registration requirement to the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated under the Securities Act.

Our common stock is listed on The NASDAQ Global Select Market under the trading symbol “AMRS.” On May 5, 2017, the last reported sale price of our common stock on The NASDAQ Global Select Market was $0.54 per share.

 ________________________

Investing in our preferred stock involves a high degree of risk. See “Risk Factors” beginning on page S-9 of this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in shares of our preferred stock.

	Per Share	Total (1)
Public offering price	$1,000	$22,140,000
Placement Agent fees (2)	70.00	1,549,800
Proceeds, before expenses, to us	930.00	20,590,200

______________

(1)        Only includes proceeds from, and Placement Agent fees related to, the issuance and sale of Series A Preferred Stock registered under the Securities Act pursuant to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part. Does not include proceeds or fees related to the concurrent private placement. See “Private Placement Transaction.”

(2)       See “Plan of Distribution” for a description of the compensation payable to the Placement Agent.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

 ________________________

The Placement Agent expects to deliver the securities being offered pursuant to this prospectus supplement to purchasers on or about May 11, 2017.

Rodman & Renshaw

a unit of H.C. Wainwright & Co.

The date of this prospectus supplement is May 8, 2017

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

We are providing information to you about this offering in two parts. The first part consists of this prospectus supplement, which provides the specific details regarding this offering. The second part consists of the base prospectus dated April 9, 2015, included in our shelf registration statement on Form S-3 (No. 333-203216), which we are supplementing with the information contained in this prospectus supplement. Generally, when we refer to this “prospectus,” we are referring to both parts combined. Some of the information in the base prospectus may not necessarily apply to this offering.

This prospectus supplement describes the specific details regarding this offering, including the price, the number of shares of our preferred stock being offered, certain risks of investing in our preferred stock and other items. You should read this entire prospectus, together with the additional information described in the section of this prospectus entitled “Where You Can Find More Information,” carefully before making an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by us or on our behalf. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. For further information, see the section of this prospectus entitled “Where You Can Find More Information.” We and the Placement Agent are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information appearing in this prospectus and the documents incorporated herein by reference, or contained in any free writing prospectus prepared by us or on our behalf, is accurate as of any date other than the date on the front cover of this prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since such dates.

All references to “AMRS,” “Amyris,” the “Company,” “we,” “us,” “our” and similar names refer to Amyris, Inc.

Amyris®, the Amyris logo, Biofene®, BiossanceTM, Myralene®, Neossance® and No Compromise® are trademarks or registered trademarks of Amyris, Inc. This prospectus supplement and the accompanying prospectus also contain trademarks and trade names of other business that are the property of their respective holders.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements. These important factors include the factors that we identify in this prospectus, as well as the other information we include in the documents we incorporate by reference in this prospectus. See “Risk Factors.” You should read these factors and other cautionary statements made in this prospectus, and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in this prospectus, and in the documents incorporated by reference. We do not assume any obligation to update any forward-looking statements made by us, except to the extent required by U.S. federal securities laws.

S-1

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and the documents incorporated herein by reference. This summary does not contain all the information you should consider before investing in shares of our preferred stock. Before deciding to invest in shares of our preferred stock, you should read this entire prospectus and the documents incorporated herein and therein, including the discussion of “Risk Factors” and our consolidated financial statements and the related notes. Moreover, the information contained in this prospectus includes “forward-looking statements,” which are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments actually affecting us will be those anticipated. Please see the previous page of this prospectus for cautionary information regarding forward-looking statements.

About Amyris

Overview

Amyris, Inc. is a leading integrated industrial biotechnology company that is applying its technology platform to engineer, manufacture and sell high performance, low cost products into the Health and Nutrition, Personal Care and Performance Materials markets. Our proven technology platform allows us to rapidly engineer microbes and use them as catalysts to metabolize renewable, plant-sourced sugars into large volume, high-value ingredients. Our biotechnology platform and industrial fermentation process replaces existing complex and expensive chemical manufacturing processes. We believe industrial synthetic biology represents a third industrial revolution, bringing together biology and engineering to generate new, more sustainable materials to meet the growing global demand for bio-based replacements for petroleum, animal- or plant-derived ingredients. We continue to build demand for our current portfolio of products through a sales network comprised of direct sales and distributors, and are engaged in collaborations across each of our three market focus areas to drive additional product sales and partnership opportunities. Via our partnership model, we co-invest in the development of each molecule to bring it from the lab to commercial scale and then capture long term revenue either via the sale of the molecule to the partner and/or value sharing of end product sales.

Background

Amyris was founded in 2003 in the San Francisco Bay Area by a group of scientists from the University of California, Berkeley. Our first major milestone came in 2005 when, through a grant from the Bill & Melinda Gates Foundation, we developed technology capable of creating microbial strains that produce artemisinic acid - a precursor of artemisinin, an effective anti-malarial drug. In 2008, we granted royalty-free licenses to allow Sanofi-Aventis (Sanofi) to produce artemisinic acid using our technology. Building on our success with artemisinic acid, in 2007 we began applying our technology platform to develop, manufacture and sell sustainable alternatives to a broad range of markets.

We focused our initial development efforts primarily on the production of Biofene®, our brand of renewable farnesene, a long-chain, branched hydrocarbon molecule that we manufacture through fermentation using engineered microbes. Our farnesene derivatives are sold in hundreds of products as nutraceuticals, skin care, fragrances, solvents, polymers, and lubricants ingredients. The commercialization of farnesene pushed us to create a more cost efficient, faster and accurate development process in the lab and drive costs out of our Brotas, Brazil production facility. This investment has enabled our technology platform to rapidly develop microbial strains and commercialize target molecules. In 2014, we began manufacturing additional molecules for the flavors and fragrance (F&F) industry, in 2015 we began investing to expand our capabilities to other small molecule chemical classes beyond terpenes via our collaboration with the Defense Advanced Research Project Agency (DARPA), as discussed below, and in 2016 we expanded into proteins.

Since inception, we have received equity and debt financing from investors including affiliates of Total S.A. (collectively referred to as Total), the international energy company, and affiliates of Temasek Holdings (Private) Limited, the Singapore sovereign wealth fund (collectively referred to as Temasek), and various venture capital and private equity investors. Our common stock is traded on The NASDAQ Stock Market (NASDAQ) under the symbol AMRS.

S-2

Our Platform

Amyris has invested over $500 million in infrastructure and technology to create microbes that produce chemicals from sugar or other feedstocks at commercial scale. This platform has been used to design, build, optimize, and upscale strains producing 5 distinct molecules, leading to more than 15 commercial products used in 500 consumer products. Our time to market for molecules has decreased from 7 years to less than a year for our most recent molecule, mainly due to our ability to leverage the technology platform we have built.

Our technology platform has been in active use since 2008, and has been integrated with our commercial production since 2011, creating a seamless organism development process that we believe makes Amyris an industry leader in the successful scale-up of small molecules. The key performance characteristics of our platform that we believe differentiate Amyris include our proprietary computational tools, strain construction tools, screening and analytics tools, and advanced lab automation and data integration. Our state-of-the-art infrastructure includes industry leading strain engineering and lab automation located in Emeryville, CA, pilot scale production facilities in Emeryville, CA and Campinas, Brazil, a demonstration scale facility in Campinas, Brazil and a commercial scale production facility in Brotas, Brazil.

We are able to use a wide variety of feedstocks for production, but have focused on accessing Brazilian sugarcane for our large-scale production because of its renewability, low cost and relative price stability. We have also successfully used other feedstocks such as sugar beets, corn dextrose, sweet sorghum and cellulosic sugars at various manufacturing facilities.

We are currently producing three molecules at our Brotas, Brazil plant: farnesene and two fragrance molecules.

Strategy and Business Model

Our mission is to apply innovative science to deliver sustainable solutions for a growing world. We seek to become the world's leading provider of renewable, high-performance alternatives to non-renewable and scarce products. In the past, choosing a renewable product often required producers to compromise on performance or price. With our technology, leading consumer brands can develop products made from renewable sources that offer equivalent or better performance and stable supply with competitive pricing. We call this our No Compromise® value proposition. We aim to improve the world one molecule at a time by providing the best alternatives to the products the world relies on every day.

We have developed and are operating our company under a business model that generates cash from collaborations, from product sales, and value share. We believe this combination will enable us to realize our vision of becoming the world’s leading renewable products company.

Collaborations

Collaborations provide us with funding to develop the solutions partners are looking for to gain a competitive advantage either through a lower cost, more reliable supply source or through access to a needed scarce ingredient. This results in our partners gaining a competitive performance and economic advantage while Amyris is able to further build upon our leading technology platform and gain access to upfront funding as well as a long-term revenue stream. These collaborative technology-based partnerships typically range from two to five years and have funded a substantial portion of our direct research and development expenses since 2012. These relationships have also provided us with a robust pipeline of molecules from which we expect to launch production of three to four products annually at our industrial scale facility in Brotas, Brazil. Our collaborations generate value in several ways, including:

•	helping us identify and develop molecules that address critical supply or performance needs for our partners, while receiving collaboration payments for technology access and research and development;

•	minimizing risk of product market entry and optimizing our resource prioritization;

•	using our integrated manufacturing capabilities to produce and sell collaboration target molecules to our partners;

S-3

•	participating in additional value-sharing arrangements based on the cost/benefits to our partners of using the molecules we develop; and

•	providing opportunities to develop products for markets outside the partner agreements from the research insights gained and intellectual property obtained during the development process.

We believe this collaboration-based business model creates long-term relationships with aligned incentives for success, and allows us to access a portion of the capital and resources necessary to support large-scale production and global distribution of our products.

Product Sales

In addition to our collaborations (including product sales to and value sharing arrangements with our collaboration partners as described above), we have been developing, manufacturing and selling high-value farnesene derivatives that are branded as our Neossance® emollients for the cosmetics industry, and our BiossanceTM direct to consumer beauty brand. Both brands are based on our farnesene derivative, squalane. The Neossance brand is focused on business to business sales and is sold via our distributor network in order to accelerate commercialization. Selling squalane as a branded product has enabled us to differentiate ourselves from the other squalane sources available on the market which are either detrimental to the environment or of lower quality and subject to severe supply and pricing fluctuations. Since its launch in 2011, we have achieved worldwide reach for our Neossance emollients, with our initial high-performance emollient (Neossance squalane) serving as a key ingredient in personal care products for a growing list of cosmetics companies. In December 2016, we formed a joint venture for our Neossance business with Nikko Chemicals Co., Ltd. and Nippon Surfactant Industries Co., Ltd. (collectively referred to as Nikko), in which we hold a 50% interest.

In 2015, we launched our direct to consumer beauty brand, Biossance. The brand was initially developed to capture a greater value share of the direct to consumer beauty brand market versus only selling squalane into this market as an ingredient. The first Biossance product launched, The Revitalizer, is made exclusively from Neossance squalane. Biossance products were initially sold solely through our ecommerce branded website and in 2016 we expanded the product line to include an expansive line of high-performance skin care products and began sales through the Home Shopping Network (HSN). In October 2016, we announced that our Biossance product line would begin to be carried at Sephora in 2017. In February 2017, we launched a full squalane based consumer cosmetic line at participating Sephora stores and Sephora online. All of the products are based on Amyris’s commitment to No Compromise. Since the launch, sales have grown, and with Sephora’s partnership, we are looking to expand to more stores.

Via our collaboration partnership model, we also have several products we manufacture and sell to our partners in the F&F and Performance Materials industries. In 2014 we established sales of F&F ingredients to a collaboration partner, representing our first major product sales of a molecule other than farnesene and, in 2015, we established sales of a second F&F molecule.

With partners such as Kuraray Co., Ltd. (Kuraray) and Novvi LLC (Novvi), our joint-venture with Cosan US. Inc. (Cosan US and, together with its affiliates, Cosan), American Refining Group, Inc. (ARG) and Chevron Products Company, a division of Chevron U.S.A. Inc. (Chevron) we sell farnesene for the manufacture of performance materials such as polymers, lubricants and specialty adhesives. Kuraray uses our farnesene to produce liquid farnesene rubber, a highly effective tire additive with superior snow, ice and wet-grip properties. We also produce and sell a farnesene derivative, Myralene®, a solvent with very good cleaning, worker health and environmental benefits. We continue to produce and sell renewable diesel for niche markets in Brazil, and renewable jet fuel for early adoption of such jet fuel in specific routes selected by participating airlines. Though these products have not yet generated material net cash contributions to our business, we have maintained such sales as part of our industrial-scale manufacturing offtake and to support our ongoing development efforts toward a commercially-viable Biofene-based renewable fuel in collaboration with Total.

S-4

Corporate Information

We were founded in 2003 and completed our initial public offering in 2010. As of January 31, 2017, we had 440 full-time employees (including 280 in the United States and 160 in Brazil). Our corporate headquarters and pilot plant are located in Emeryville, California, and our Brazil headquarters and pilot plant are located in Campinas, Brazil. We have one operating subsidiary, Amyris Brasil Ltda. (Amyris Brasil) which oversees establishment and expansion of our production operations in Brazil.

S-5

THE OFFERING

Series A Preferred Stock offered	22,140 shares of Series A Preferred Stock.
Public Offering Price	$1,000 per Share.
Conversion

Each share of Series A Preferred Stock has a stated value of $1,000 and is convertible into shares of our common stock at an initial conversion price of $1.15 (subject to adjustment upon the occurrence of certain events), at any time at the option of the holder.

Dividends

The Series A Preferred Stock is entitled to receive cumulative dividends through the 10-year anniversary of the original issue date of such Series A Preferred Stock at the rate per share (as a percentage of the stated value per share of $1,000) of 17.38% per annum, payable semi-annually on April 15 and October 15, beginning on the first such date after the original issue date of such Series A Preferred Stock and on each date on which such conversion is effected (with respect only to Series A Preferred Stock being converted) in cash, or at the Company’s option, subject to certain equity conditions, in shares of our common stock at a per share price of $1.15 (subject to adjustment upon the occurrence of certain events), or a combination thereof.

Make Whole

In the event that the Series A Preferred Stock is converted at any time prior to the 10-year anniversary of the original issue date, the holder of the converted Series A Preferred Stock will be paid a make whole payment (the “Make Whole Payment”) in an amount equal to $1,738 per $1,000 stated value of the Series A Preferred Stock converted, less any dividends previously paid, which Make Whole Payment may be paid in cash, or at the Company’s option, subject to certain equity conditions, in shares of our common stock at a per share price of $1.15 (subject to adjustment upon the occurrence of certain events), or a combination thereof.

Voting Rights

Shares of Series A Preferred Stock will generally have no voting rights, except as required by law and except that the consent of the holders of the outstanding Series A Preferred Stock will be required to (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock, alter or amend the certificate of designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a liquidation, dissolution or winding-up of the Company senior to, or otherwise pari passu with, the Series A Preferred Stock, (c) amend the certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series A Preferred Stock, (d) increase the number of authorized shares of Preferred Stock, or (e) enter into any agreement with respect to any of the foregoing.

Use of proceeds

We will receive net proceeds from this offering of approximately $20,390,200, after deducting the placement agent fees and estimated offering expenses payable by us.

We intend to use approximately $9.5 million of the net proceeds from the sale of securities under this prospectus for the redemption of convertible notes issued in December 2016 and April 2017 and the balance for general working capital purposes, which may include funding research and development, increasing our working capital, reducing indebtedness, acquisitions or investments in businesses, products, or technologies that are complementary to our own, and capital expenditures. See “Use of Proceeds” on page S-44.

Exchange listing	Our common stock is listed on The NASDAQ Global Select Market under the trading symbol “AMRS.”

S-6

Risk factors

Investing in our securities offered hereby involves risk. See “Risk Factors” beginning on page S-9 of this prospectus and “Item 1A. Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2016, and other information included or incorporated by reference in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

Concurrent offering

In a concurrent private placement, we are selling 65,203.8756 shares of Series B Preferred Stock and issuing (i) Cash Warrants to purchase an aggregate of 103,977,207 shares of our common stock, representing 50% of the shares of our common stock into which the Preferred Stock is initially convertible (including the Make Whole Payment, assuming such payment is made in shares of common stock), exercisable at an initial exercise price of $0.52 per share (subject to adjustment as set forth in the Cash Warrants), (ii) Cash Warrants to purchase an aggregate of 103,977,207 shares of our common stock, representing 50% of the shares of our common stock into which the Preferred Stock is initially convertible (including the Make Whole Payment, assuming such payment is made in shares of common stock), exercisable at an initial exercise price of $ 0.62 per share (subject to adjustment as set forth in the Cash Warrants), and (iii) the Anti-dilution Warrants, to purchasers of the Preferred Stock.  The Cash Warrants will be exercisable for a period of five years commencing on the date of the receipt of Stockholder Approval.  The Series B Preferred Stock has the same stated value and conversion price and other terms as the Series A Preferred Stock, provided that the Series B Preferred Stock may not be converted prior to the receipt of Stockholder Approval.  The Warrants and the shares of our common stock issuable upon the exercise of the Warrants are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. See “Private Placement Transaction” below.

At March 31, 2017, 286,473,074 shares of our common stock were outstanding. This number of shares outstanding excludes:

•	36,614,153 shares of our common stock reserved for issuance under our equity incentive plans, of which there are outstanding (i) stock options to purchase 13,457,273 shares with a weighted-average exercise price of $3.55 per share, and (ii) restricted stock units with respect to 7,224,036 shares as of March 31, 2017.

•	14,663,411 shares of common stock issuable upon the exercise of warrants outstanding having a weighted-average exercise price of $0.19 per share as of March 31, 2017.

•	73,832,540 shares of our common stock issuable upon conversion of our currently outstanding convertible indebtedness as of March 31, 2017.

•	3,684,211 shares of our common stock issuable upon conversion of our convertible indebtedness issued subsequent to March 31, 2017.

•	The exchange, subsequent to March 31, 2017, of 20,920,578 shares of our common stock for shares of our Series C convertible preferred stock (which preferred shares automatically convert into the same number of shares of common stock for which they were exchanged following stockholder approval and implementation of the Reverse Stock Split being presented to stockholders at our 2017 Annual Meeting of Stockholders.

•	Shares of our common stock that we may issue or become obligated to issue subsequent to March 31, 2017 as a result of accrued interest on certain of our convertible indebtedness being paid by “in kind” in the form of additional principal amount of such indebtedness and of our election to pay interest (including any future interest payable upon conversion) on certain of our outstanding convertible indebtedness in shares of our common stock.

S-7

The number of shares outstanding at March 31, 2017 is based on the then-prevailing conversion rates of our convertible indebtedness and does not give effect to any anti-dilution adjustments to such conversion rates that may occur as a result of this offering. We plan to use a portion of the proceeds of this offering and the current private placement to repurchase convertible indebtedness issued before and after March 31, 2017 in respect of which 4,302,828 shares are issuable upon conversion as of the date of this prospectus supplement.

S-8

RISK FACTORS

An investment in shares of our preferred stock involves a high degree of risk. Additional risks not presently known to us or which we consider immaterial based on information currently available to us may also materially adversely affect us. If any of the events anticipated by the risks described occur, our results of operations and financial condition could be adversely affected, which could result in a decline in the market price of our common stock, causing you to lose all or part of your investment.

Risks Related to Our Business

We have incurred losses to date, anticipate continuing to incur losses in the future, and may never achieve or sustain profitability.

We have incurred significant losses in each year since our inception and believe that we will continue to incur losses and negative cash flow from operations into at least 2018. As of December 31, 2016, we had an accumulated deficit of $1,134.4 million and had cash, cash equivalents and short term investments of $28.5 million. We have significant outstanding debt, a significant working capital deficit and contractual obligations related to capital and operating leases, as well as purchase commitments of $0.8 million. As of December 31, 2016, our debt totaled $227.0 million, net of discount of $42.5 million, of which $59.2 million is classified as current. Our debt service obligations over the next twelve months on our debt outstanding as of December 31, 206 are significant, including approximately $18.3 million of anticipated interest payments (excluding interest paid in kind by adding to outstanding principal) and may include potential early conversion payments of up to approximately $15.8 million (assuming all note holders convert) under our outstanding 9.50% Convertible Senior Notes due 2019 (or the “2015 144A Notes”). Furthermore, our debt agreements contain various financial and operating covenants, including restrictions on business that could cause us to be at risk of defaults. We expect to incur additional costs and expenses related to the continued development and expansion of our business, including construction and operation of our manufacturing facilities, contract manufacturing, research and development operations, and operation of our pilot plants and demonstration facility. Subsequent to December 31, 2017, we increased the aggregate principal amount of our indebtedness by approximately $__ million, net of discount, by the exchange of 2015 144A Notes for outstanding 3% senior unsecured convertible promissory notes and by the sale of $7 million in aggregate principal amount of convertible promissory notes. There can be no assurance that we will ever achieve or sustain profitability on a quarterly or annual basis.

Our audited consolidated financial statements as of and for the year ended December 31, 2016 have been prepared on the basis that we will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. We have incurred significant losses since our inception and we expect that we will continue to incur losses as we aim to successfully execute our business plan and will be dependent on additional public or private financings, collaborations or licensing arrangements with strategic partners, or additional credit lines or other debt financing sources to fund continuing operations. Based on our cash balances, recurring losses since inception and our existing capital resources to fund our planned operations for a twelve month period, there is substantial doubt about our ability to continue as a going concern. Our operating plan for 2017 contemplates a significant reduction in our net cash outflows resulting from (i) growth of sales of existing and new products with positive gross margins, (ii) reduced production costs as a result of manufacturing and technical developments, (iii) cash inflows from collaborations, (iv) access to various financing commitments and (v) strategic asset divestments. In addition, as noted below, for our 2017 operating plan, we are dependent on funding from sources that are not subject to existing commitments. We will need to obtain additional funding from equity or debt financings, which may require us to agree to burdensome covenants, grant further security interests in our assets, enter into collaboration and licensing arrangements that require us to relinquish commercial rights, or grant licenses on terms that are not favorable. No assurance can be given at this time as to whether we will be able to achieve our expense reduction or fundraising objectives, regardless of the terms. If we are unable to raise additional financing, or if other expected sources of funding are delayed or not received, our ability to continue as a going concern would be jeopardized and we may be forced to delay, scale back or eliminate some of our general and administrative, research and development, or production activities or other operations and reduce investment in new product and commercial development efforts in an effort to provide sufficient funds to continue our operations. If any of these events occurs, our ability to achieve our development and commercialization goals would be adversely affected. In addition, if we are unable to continue as a going concern, we may be unable to meet our obligations under our existing debt facilities, which could result in an acceleration of our obligation to repay all amounts outstanding under those facilities, and we may be forced to liquidate our assets. In such a scenario, the value we receive for our assets in liquidation or dissolution could be significantly lower than the value reflected in our financial statements.

S-9

Our audited consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty, which could have a material adverse effect on our financial condition and cause investors to suffer the loss of all or a substantial portion of their investment.

We have limited experience producing our products at commercial scale and may not be able to commercialize our products to the extent necessary to sustain and grow our current business.

To commercialize our products, we must be successful in using our yeast strains to produce target molecules at commercial scale and at a commercially viable cost. If we cannot achieve commercially-viable production economics for enough products to support our business plan, including through establishing and maintaining sufficient production scale and volume, we will be unable to achieve a sustainable integrated renewable products business. Virtually all of our production capacity is through a purpose-built, large-scale production plant in Brotas, Brazil. This plant commenced operations in 2013, and scaling and running the plant has been, and continues to be, a time-consuming, costly, uncertain and expensive process. Given our limited experience commissioning and operating our own manufacturing facilities and our limited financial resources, we cannot be sure that we will be successful in achieving production economics that allow us to meet our plans for commercialization of various products we intend to offer. In addition, our attempts to scale production of new molecules at the plant are subject to uncertainty and risk. For example, even to the extent we successfully complete product development in our laboratories and pilot and demonstration facilities, and at contract manufacturing facilities, we may be unable to translate such success to large-scale, purpose-built plants. If this occurs, our ability to commercialize our technology will be adversely affected and we may be unable to produce and sell any significant volumes of our products. Also, with respect to products that we are able to bring to market, we may not be able to lower the cost of production, which would adversely affect our ability to sell such products profitably. In addition, we will likely need to identify and secure access to additional production capacity to satisfy anticipated volume requirements in 2017. There can be no assurance that we will be able obtain such capacity on favorable or acceptable terms, if at all, and even if we are successful in obtaining such capacity, there can be no assurance that we will be able to scale and operate any additional plants to allow us to meet our operational goals, which could harm our ability to grow our business.

We will require significant inflows of cash from financings, product sales and collaborations to fund our anticipated operations and to service our debt obligations and may not be able to obtain such funding on favorable terms, if at all.

Our planned 2017 working capital needs, our planned operating and capital expenditures for 2017, and our ability to service our outstanding debt obligations are dependent on significant inflows of cash from financings, existing and new collaboration partners and renewable product sales. We will continue to need to fund our research and development and related activities and to provide working capital to fund production, storage, distribution and other aspects of our business. Some of our anticipated funding sources, such as research and development collaborations, are subject to the risk that we cannot meet milestones, that the collaborations may end prematurely for reasons that may be outside of our control (including technical infeasibility of the project or a collaborator’s right to terminate without cause), or the collaborations are not yet subject to definitive agreements or mandatory funding commitments and, if needed, we may not be able to secure additional types of funding in a timely manner or on reasonable terms, if at all. The inability to generate sufficient cash flow, as described above, could have an adverse effect on our ability to continue with our business plans and our status as a going concern.

If we are unable to raise additional funding, or if other expected sources of funding are delayed or not received, our ability to continue as a going concern would be jeopardized and we would take the following actions as early as the second quarter of 2017 to support our liquidity needs in 2017:

•	Effect significant headcount reductions, particularly with respect to employees not connected to critical or contracted activities across all functions of the Company, including employees involved in general and administrative, research and development, and production activities.

S-10

•	Shift focus to existing products and customers with significantly reduced investment in new product and commercial development efforts.

•	Reduce production activity at our Brotas manufacturing facility to levels only sufficient to satisfy volumes required for product revenues forecast from existing products and customers.

•	Reduce expenditures for third party contractors, including consultants, professional advisors and other vendors.

•	Reduce or delay uncommitted capital expenditures, including those relating to proposed additional manufacturing capacity, non-essential facility and lab equipment, and information technology projects.

•	Closely monitor our working capital position with customers and suppliers, as well as suspend operations at pilot plants and demonstration facilities.

Implementing this plan could have a negative impact on our ability to continue our business as currently contemplated, including, without limitation, delays or failures in our ability to:

•	Achieve planned production levels;

•	Develop and commercialize products within planned timelines or at planned scales; and

•	Continue other core activities.

Furthermore, any inability to scale-back operations as necessary, and any unexpected liquidity needs, could create pressure to implement more severe measures. Such measures could have an adverse effect on our ability to meet contractual requirements, including obligations to maintain manufacturing operations, and increase the severity of the consequences described above.

Future revenues are difficult to predict, and our failure to predict revenue accurately may cause our results to be below our expectations or those of analysts or investors and could result in our stock price declining.

Our revenues are comprised of product revenues and grants and collaborations revenues. We generate the substantial majority of our product revenues from sales to collaborators and distributors and only a small portion from direct sales. Our collaboration, supply and distribution agreements do not usually include any specific purchase obligations. The sales volume of our products in any given period has been difficult to predict. A significant portion of our product sales is dependent upon the interest and ability of third party distributors to create demand for, and generate sales of, such products to end-users. For example, if such distributors are unsuccessful in creating pull-through demand for our products with their customers, such distributors may purchase less of our products from us than we expect. In addition, many of our new and novel products are intended to be a component of other companies’ products; therefore, sales of our products may be contingent on our collaborators’ and/or customers’ timely and successful development and commercialization of end-use products that incorporate our products, and price volatility in the markets for such end-use products, which may include commodities, could adversely affect the demand for our products and the margin we receive for our product sales, which could harm our financial results. Furthermore, we have begun to market and sell some of our products directly to end-consumers, initially in the cosmetics market. Because we have little experience in marketing and selling directly to consumers, it is difficult to predict how successful our efforts will be and we may not achieve the product sales we expect to achieve on the timeline we anticipate, if at all.

S-11

In addition, we have in the past entered into, and expect in the future to enter into, research and development collaboration arrangements pursuant to which we receive payments from our collaborators. Some of such collaboration arrangements include advance payments in consideration for grants of exclusivity or research and development activities to be performed by us. It has in the past been difficult for us to know with certainty when we will sign a new collaboration arrangement and receive payments thereunder. As a result, achievement of our quarterly and annual financial goals has been difficult to predict with certainty. Once a collaboration agreement has been signed, receipt of cash payments and/or recognition of related revenues may depend on our achievement of research, development, production or cost milestones, which may be difficult to predict. In addition, a portion of the advance payments we receive under our collaboration agreements is typically classified as deferred revenue and recognized over multiple quarters or years. Since our business model depends in part on collaboration agreements with advance payments that we recognize over time, it may also be difficult for us to rapidly increase our revenues through additional collaborations in any period, as revenue from such new collaborations will often be recognized over multiple quarters or years.

A limited number of customers, collaboration partners and distributors account for a significant portion of our revenue, and the loss of major customers, collaboration partners or distributors could harm our operating results.

Our revenues have varied significantly from quarter to quarter and are dependent on sales to, and collaborations with, a limited number of customers, collaboration partners and/or distributors. We cannot be certain that customers, collaboration partners and/or distributors that have accounted for significant revenue in past periods, individually or as a group, will continue to generate similar revenue in any future period. If we fail to renew with, or if we lose a major customer, collaborator or distributor or group of customers, collaborators or distributors, our revenue could decline if we are unable to replace the lost revenue with revenue from other sources.

Our existing financing arrangements may cause significant risks to our stockholders and may impact our ability to pursue certain transactions and operate our business.

As of December 31, 2016, our debt totaled $227.0 million, net of discount of $42.5 million, of which $59.2 million is classified as current. Our cash balance is substantially less than the principal amount of our outstanding debt, and we will be required to generate cash from operations or raise additional working capital through future financings or sales of assets to enable us to repay this indebtedness as it becomes due. There can be no assurance that we will be able to do so.

In addition, we have agreed to significant covenants in connection with our debt financing transactions, including restrictions on our ability to incur future indebtedness, and customary events of default, including failure to pay amounts due, breaches of covenants and warranties, material adverse effect events, certain cross defaults and judgments, and insolvency. A failure to comply with the covenants and other provisions of our debt instruments, including any failure to make a payment when required would generally result in events of default under such instruments, which could permit acceleration of such indebtedness and could result in a material adverse effect on us. If such indebtedness is accelerated, it would generally also constitute an event of default under our other outstanding indebtedness, permitting acceleration of such other outstanding indebtedness. Any required repayment of our indebtedness as a result of acceleration or otherwise would lower our current cash on hand such that we would not have those funds available for use in our business or for payment of other outstanding indebtedness.

If we are at any time unable to generate sufficient cash flow from operations to service our indebtedness when payment is due, we may be required to attempt to renegotiate the terms of the instruments relating to the indebtedness, seek to refinance all or a portion of the indebtedness or obtain additional financing. There can be no assurance that we would be able to successfully renegotiate such terms, that any such refinancing would be possible or that any additional financing could be obtained on terms that are favorable or acceptable to us. Any debt financing that is available could cause us to incur substantial costs and subject us to covenants that significantly restrict our ability to conduct our business. If we seek to complete additional equity financings, the interests of existing equity holders may be diluted.

In addition, the covenants in our debt agreements materially limit our ability to take certain actions, including our ability to pay dividends, make certain investments and other payments, undertake certain mergers and consolidations, and encumber and dispose of assets. For example, the purchase agreement for convertible notes that we sold in separate closings in October 2013 and January 2014, which we refer to as the Tranche Notes, requires us to obtain the consent of the holders of a majority of these notes before completing any change of control transaction or purchasing assets in one transaction or a series of related transactions in an amount greater than $20.0 million, in each case while the Tranche Notes are outstanding. The holders of the Tranche Notes also have pro rata rights to invest in, and under which they could cancel up to the full amount of their outstanding Tranche Notes to pay for, equity securities that we issue in certain financings, which could delay or prevent us from completing such financings.

S-12

Furthermore, certain of our existing convertible notes, including the Tranche Notes, contain anti-dilution conversion price adjustment provisions, which may be triggered by future issuances of equity or equity-linked instruments in financing transactions. If such adjustment provisions are triggered, the conversion price of such convertible notes will decrease and the number of shares issuable upon conversion of such convertible notes will correspondingly increase. In such event, existing stockholders will be further diluted and the effective issuance price of such equity or equity-linked instruments will be reduced, which may harm our ability to engage in future financing transactions to fund our business.

Our substantial leverage could adversely affect our ability to fulfill our obligations under our existing indebtedness and may place us at a competitive disadvantage in our industry.

We continue to have substantial debt outstanding and we may incur additional indebtedness from time to time to finance working capital, product development efforts, strategic acquisitions, investments and partnerships, or capital expenditures, or for other general corporate purposes, subject to the restrictions contained in our debt agreements. Our significant indebtedness and debt service requirements could adversely affect our ability to operate our business and may limit our ability to take advantage of potential business opportunities. For example, our high level of indebtedness presents the following risks:

•	we will be required to use a substantial portion of our cash flow from operations to pay principal and interest on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, product development efforts, acquisitions, investments and strategic alliances and other general corporate requirements;

•	our substantial leverage increases our vulnerability to economic downturns and adverse competitive and industry conditions and could place us at a competitive disadvantage compared to those of our competitors that are less leveraged;

•	our debt service obligations could limit our flexibility in planning for, or reacting to, changes in our business and our industry and could limit our ability to pursue other business opportunities, borrow more money for operations or capital in the future and implement our business strategies;

•	our level of indebtedness and the covenants within our debt instruments may restrict us from raising additional financing on satisfactory terms to fund working capital, capital expenditures, product development efforts, strategic acquisitions, investments and alliances, and other general corporate requirements; and

•	our substantial leverage may make it difficult for us to attract additional financing when needed.

If we are at any time unable to generate sufficient cash flow from operations to service our indebtedness when payment is due, we may be required to attempt to renegotiate the terms of the instruments relating to the indebtedness, seek to refinance all or a portion of the indebtedness or obtain additional financing. There can be no assurance that we will be able to successfully renegotiate such terms, that any such refinancing would be possible or that any additional financing could be obtained on terms that are favorable or acceptable to us, if at all.

A failure to comply with the covenants and other provisions of our debt instruments, including any failure to make a payment when required, could result in events of default under such instruments, which could permit acceleration of such indebtedness. If such indebtedness is accelerated, it could also constitute an event of default under our other outstanding indebtedness, permitting acceleration of such other outstanding indebtedness. Any required repayment of our indebtedness as a result of acceleration or otherwise would lower our current cash on hand such that we would not have those funds available for use in our business or for payment of other outstanding indebtedness.

S-13

Our GAAP operating results could fluctuate substantially due to the accounting for the early conversion payment features of outstanding convertible promissory notes.

Several of our outstanding convertible debt instruments are accounted for under Accounting Standards Codification 815, Derivatives and Hedging, or ASC 815, as an embedded derivative. For instance, with respect to the 2015 144A Notes, if the holders elect convert their 2015 144A Notes, such converting holders will receive an early conversion payment equal to the present value of the remaining scheduled payments of interest that would have been made on the 2015 144A Notes being converted through April 15, 2019, the maturity date of the 2015 144A Notes. Our 6.50% Convertible Senior Notes due 2019, or the 2014 144A Notes, contain a similar early conversion payment feature, provided that the last reported sale price of our common stock for 20 or more trading days (whether or not consecutive) in a period of 30 consecutive trading days ending within five trading days immediately prior to the date we receive a notice of such election to convert exceeds the conversion price in effect on each such trading day. The early conversion payment features of the 2014 144A Notes and the 2015 144A Notes are accounted for under ASC 815 as embedded derivatives. ASC 815 requires companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The fair value of the derivative is remeasured to fair value at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value of the derivative being charged to earnings (loss). We have determined that we must bifurcate and account for the early conversion payment features of the 2014 144A Notes and the 2015 144A Notes, as well as certain other features of our other convertible debt instruments, as embedded derivatives in accordance with ASC 815. We have recorded these embedded derivative liabilities as non-current liabilities on our consolidated balance sheet with a corresponding debt discount at the date of issuance that is netted against the principal amount of the 2014 144A Notes, the 2015 144A Notes or other convertible debt instrument, as applicable. The derivative liabilities are remeasured to fair value at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value of the derivative liabilities being recorded in other income or loss. There is no current observable market for this type of derivative and, as such, we determine the fair value of the embedded derivatives using the binomial lattice model. The valuation model uses the stock price, conversion price, maturity date, risk-free interest rate, estimated stock volatility and estimated credit spread. Changes in the inputs for these valuation models may have a significant impact on the estimated fair value of the embedded derivative liabilities. For example, an increase in our stock price results in an increase in the estimated fair value of the embedded derivative liabilities. The embedded derivative liabilities may have, on a GAAP basis, a substantial effect on our balance sheet from quarter to quarter and it is difficult to predict the effect on our future GAAP financial results, since valuation of these embedded derivative liabilities are based on factors largely outside of our control and may have a negative impact on our earnings and balance sheet. The effects of these embedded derivatives may cause our GAAP operating results to be below expectations, which may cause our stock price to decline.

If we are not able to successfully commence, scale up or sustain operations at our existing and planned manufacturing facilities, our customer relationships, business and results of operations may be adversely affected.

A substantial component of our planned production capacity in the near and long term depends on successful operations at our existing and potential large-scale production plants. We are currently operating our first purpose-built, large-scale production plant in Brotas, Brazil and may complete construction of certain other facilities in the coming years. Delays or problems in the construction, start-up or operation of these facilities will cause delays in our ramp-up of production and hamper our ability to reduce our production costs. Delays in construction can occur due to a variety of factors, including regulatory requirements and our ability to fund construction and commissioning costs. For example, in 2012 we determined it was necessary to delay further construction of our large-scale manufacturing facility with São Martinho in order to focus on the construction and commissioning of our Brotas facility. We have since permanently ceased construction of the São Martinho facility. In 2016 we produced at capacity at our Brotas facility and will likely need to identify and secure access to additional production capacity in 2017 based on anticipated volume requirements, either by constructing a new custom-built facility, acquiring an existing facility from a third party, retrofitting an existing facility operated by a current or potential partner or increasing our use of contract manufacturing facilities. In December 2016, we acquired a production facility in Leland, North Carolina, which facility had been previously operated by our partner Glycotech to perform chemical conversion and production of our end-products, and which facility was subsequently transferred to our newly-formed joint venture with Nikko Chemicals Co., Ltd. and Nippon Surfactant Industries Co., Ltd. (or collectively “Nikko”), as further described in Note 7, “Joint Ventures and Noncontrolling Interest” in “Notes to Consolidated Financial Statements” included in our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference into this Prospectus Supplement (“Form 10-K”). In addition, in February 2017 we broke ground on a second custom-built production facility adjacent to our existing Brotas facility. However, there can be no assurance that we will be able to complete such facility on our expected timeline, if at all.

S-14

Once our large-scale production facilities are built, acquired or retrofitted, we must successfully commission them, if necessary, and they must perform as we expect. If we encounter significant delays, cost overruns, engineering issues, contamination problems, equipment or raw material supply constraints, unexpected equipment maintenance requirements, safety issues, work stoppages or other serious challenges in bringing these facilities online and operating them at commercial scale, we may be unable to produce our renewable products in the time frame and at the cost we have planned. Industrial scale fermentation is an emerging field and it is difficult to predict the effects of scaling up production to commercial scale, which involves various risks to the quality and consistency of our molecules. In addition, in order to produce molecules at our existing and potential future plants, we have been and may in the future be required to perform thorough transition activities, and modify the design of the plant. Any modifications to the production plant could cause complications in the operations of the plant, which could result in delays or failures in production. If any of these risks occur, or if we are unable to create or obtain additional manufacturing capacity necessary to meet existing and potential customer demand, we may need to continue to use, or increase our use of, contract manufacturing sources, which generally entail greater cost to us to produce our products and would therefore reduce our anticipated gross margins and may also prevent us from accessing certain markets for our products. Further, if our efforts to increase (or commence, as the case may be) production at these facilities are not successful, our partners may decide not to work with us to develop additional production facilities, demand more favorable terms or delay their commitment to invest capital in our production. If we are unable to create and sustain manufacturing capacity and operations sufficient to satisfy the existing and potential demand of our customers and partners, our business and results of operations may be adversely affected.

Our reliance on the large-scale production plant in Brotas, Brazil subjects us to execution and economic risks.

Our decision to focus our efforts for production capacity on our manufacturing facility in Brotas, Brazil means that we have limited manufacturing sources for our products in 2017 and beyond. While we have undertaken efforts to identify and obtain additional manufacturing capacity for 2017 and beyond, including the manufacturing facility in Leland, North Carolina and the proposed second manufacturing facility at the Brotas site discussed above, there can be no assurance that such efforts will be successful on the timelines or at the cost we require, if at all. Any production delays could have a significant negative impact on our business, including our ability to achieve commercial viability for our products and meeting existing and potential customer demand. With the facility in Brotas, Brazil, we are, for the first time, operating a commercial fermentation and separation facility ourselves. We have in the past faced, and may in the future face, unexpected difficulties associated with the operation of our plants. For example, we have in the past, at certain contract manufacturing facilities and at the Brotas facility, encountered delays and difficulties in ramping up production based on contamination in the production process, problems with plant utilities, lack of automation and related human error, issues arising from process modifications to reduce costs and adjust product specifications or transition to producing new molecules, and other similar challenges. We cannot be certain that we will be able to remedy all of such challenges quickly or effectively enough to achieve commercially viable near-term production costs and volumes.

To the extent we secure collaboration arrangements with new or existing partners, we may be required to make significant capital investments at our existing or new facilities in order to produce molecules or other products for such collaborations. Any failure or difficulties in establishing, building up or retooling our operations for these new collaboration arrangements could have a significant negative impact on our business, including our ability to achieve commercial viability for our products, lead to the inability to meet our contractual obligations and could cause us to allocate capital, personnel and other resources from our organization which could adversely affect our business and reputation.

As part of our arrangement to build the plant in Brotas, Brazil we have an agreement with Tonon Bioenergia S.A., (Tonon), to purchase from Tonon sugarcane juice and syrup corresponding to a certain number of tons of sugarcane per year, along with specified water and vapor volumes. Until this annual volume is reached, we are restricted from purchasing sugarcane juice or syrup for processing in the facility from any third party, subject to limited exceptions, unless we pay the premium to Tonon that we would have paid if we bought the sugarcane juice from them. As such, we will be relying on Tonon to supply such juice and syrup and utilities on a timely basis, in the volumes we need, and at competitive prices. If a third party can offer superior prices and Tonon does not consent to our purchasing from such third party, we would be required to pay Tonon the applicable premium, which would have a negative impact on our production cost. Furthermore, we agreed to pay a price for the juice or syrup that is based on the lower of the cost of two other products produced by Tonon using such juice, plus a premium. Tonon may not want to sell sugarcane juice or syrup to us if the price of one of the other products is substantially higher than the one setting the price for the juice or syrup we purchase. While the agreement provides that Tonon would have to pay a penalty to us if it fails to supply the agreed-upon volume of syrup or juice for a given month, the penalty may not be enough to compensate us for the increased cost if third-party suppliers do not offer competitive prices. Also, if the prices of the other products produced by Tonon increase, we could be forced to pay those increased prices for production without a related increase in the price at which we can sell our products, reducing or eliminating any margins we can otherwise achieve. If in the future these supply terms no longer provide a viable economic structure for the operation in Brotas, Brazil we may be required to renegotiate our agreement, which could result in manufacturing disruptions and delays. In December 2015, Tonon filed for bankruptcy protection in Brazil. If Tonon is unable to supply sugarcane juice or syrup, water and steam in accordance with our agreement, we may not be able to obtain substitute supplies from third parties in necessary quantities or at favorable prices, or at all. In such event, our ability to manufacture our products in a timely or cost-effective manner, or at all, would be negatively affected, which would have a material adverse effect on our business.

S-15

Furthermore, as we continue to scale up production of our products, through contract manufacturers, at our existing and planned production plants in Brotas, Brazil and Leland, North Carolina and at any future manufacturing facility, we may be required to store increasing amounts of our products for varying periods of time and under differing temperatures or other conditions that cannot be easily controlled, which may lead to a decrease in the quality of our products and their utility profiles and could adversely affect their value. If our stored products degrade in quality, we may suffer losses in inventory and incur additional costs in order to further refine our stored products or we may need to make new capital investments in shipping, improved storage or sales channels and related logistics.

Loss or termination of contract manufacturing relationships could harm our ability to meet our production goals.

As we have focused on building and commissioning, acquiring or retrofitting our own plants or the plants of existing or potential partners, respectively, and improving our production economics, we have reduced our use of contract manufacturing and have terminated relationships with some of our contract manufacturing partners. The failure to have multiple available supply options for farnesene or other target molecules could create a risk for us if a single source or a limited number of sources of manufacturing runs into operational issues. In addition, if we are unable to secure the services of contract manufacturers when and as needed, we may lose customer opportunities and the growth of our business may be impaired. We cannot be sure that contract manufacturers will be available when we need their services, that they will be willing to dedicate a portion of their capacity to our projects, or that we will be able to reach acceptable price and other terms with them for the provision of their production services. If we shift priorities and adjust anticipated production levels (or cease production altogether) at contract manufacturing facilities, such adjustments or cessations could also result in disputes or otherwise harm our business relationships with contract manufacturers. In addition, reducing or stopping production at one facility while increasing or starting up production at another facility generally results in significant losses of production efficiency, which can persist for significant periods of time. Also, in order for production to commence under our contract manufacturing arrangements, we generally must provide equipment for such operations, and we cannot be assured that such equipment can be ordered or installed on a timely basis, at acceptable costs, or at all. Further, in order to establish new manufacturing facilities, we need to transfer our yeast strains and production processes from our labs to commercial plants controlled by third parties, which may pose technical or operational challenges that delay production or increase our costs.

Our use of contract manufacturers exposes us to risks relating to costs, contractual terms and logistics.

While we have commenced commercial production at our Brotas, Brazil and Leland, North Carolina plants, we continue to commercially produce, process and manufacture some specialty molecules through the use of contract manufacturers, and we anticipate that we will continue to use contract manufacturers for the foreseeable future for chemical conversion and production of end-products and, to mitigate cost and volume risks at our large-scale production facilities, for production of Biofene and other fermentation target compounds. Establishing and operating contract manufacturing facilities requires us to make significant capital expenditures, which reduces our cash and places such capital at risk. Also, contract manufacturing agreements may contain terms that commit us to pay for capital expenditures and other costs incurred or expected to be earned by the plant operators and owners, which can result in contractual liability and losses for us even if we terminate a particular contract manufacturing arrangement or decide to reduce or stop production under such an arrangement.

S-16

The locations of contract manufacturers can pose additional cost, logistics and feedstock challenges. If production capacity is available at a plant that is remote from usable chemical finishing or distribution facilities, or from customers, we will be required to incur additional expenses in shipping products to other locations. Such costs could include shipping costs, compliance with export and import controls, tariffs and additional taxes, among others. In addition, we may be required to use feedstock from a particular region for a given production facility. The feedstock available in such region may not be the least expensive or most effective feedstock for production, which could significantly raise our overall production cost or reduce our product’s quality until we are able to optimize the supply chain.

Our operations rely on sophisticated information technology and equipment systems and infrastructure, a disruption of which could harm our operations.

We rely on various information technology and equipment systems, some of which are dependent on services provided by third parties, to manage our technology platform and operations. These systems provide critical data and services for internal and external users, including procurement and inventory management, transaction processing, financial, commercial and operational data, human resources management, legal and tax compliance information and other information and processes necessary to operate and manage our business. These systems are complex and are frequently updated as technology improves, and include software and hardware that is licensed, leased or purchased from third parties. If our information technology and equipment systems experience breaches or other failures or disruptions, our systems and the information could be compromised. While we have implemented security measures and disaster recovery plans designed to mitigate the effects of any failures or disruption of these systems, such measures may not adequately prevent adverse events such as breaches or failures from occurring or mitigate their severity if they do occur. If our information technology or equipment systems are breached, damaged or fail to function properly due to internal errors or defects, implementation or integration issues, catastrophic events or power outages, we may experience a material disruption in our ability to manage our business operations. Failure or disruption of these systems could have an adverse effect on our operating results and financial condition.

If we are unable to reduce our production costs, we may not be able to produce our products at competitive prices and our ability to grow our business will be limited.

In order to be competitive in the markets we are targeting, our products must have superior qualities or be competitively priced relative to alternatives available in the market. Currently, our costs of production are not low enough to allow us to offer some of our planned products at competitive prices relative to alternatives available in the market. Our production costs depend on many factors that could have a negative effect on our ability to offer our planned products at competitive prices, including, in particular, our ability to establish and maintain sufficient production scale and volume, and feedstock cost. For example, see “We have limited experience producing our products at commercial scale and may not be able to commercialize our products to the extent necessary to sustain and grow our current business,” “Our manufacturing operations require sugar feedstock, energy and steam, and the inability to obtain such feedstock, energy and steam in sufficient quantities or in a timely manner, or at reasonable prices, may limit our ability to produce products profitably or at all,” and “The price of sugarcane and other feedstocks can be volatile as a result of changes in industry policy and may increase the cost of production of our products.”

We face financial risk associated with scaling up production to reduce our production costs. To reduce per-unit production costs, we must increase production to achieve economies of scale and to be able to sell our products with positive margins. However, if we do not sell production output in a timely manner or in sufficient volumes, our investment in production will harm our cash position and generate losses. Additionally, we may incur added costs in storage and we may face issues related to the decrease in quality of our stored products, which could adversely affect the value of such products. Since achieving competitive product prices generally requires increased production volumes and our manufacturing operations and cash flows from sales are in their early stages, we have had to produce and sell products at a loss in the past, and may continue to do so as we build our business. If we are unable to achieve adequate revenues from a combination of product sales and other sources, we may not be able to invest in production and we may not be able to pursue our business plans. In addition, in order to attract potential collaboration or joint venture partners, or to meet payment milestones under existing or future collaboration agreements, we have in the past and may in the future be required to guarantee or meet certain levels of production costs. If we are unable to reduce our production costs to meet such guarantees or milestones, our net cash flow will be further reduced.

S-17

Key factors beyond production scale and feedstock cost that impact our production costs include yield, productivity, separation efficiency and chemical process efficiency. Yield refers to the amount of the desired molecule that can be produced from a fixed amount of feedstock. Productivity represents the rate at which our product is produced by a given yeast strain. Separation efficiency refers to the amount of desired product produced in the fermentation process that we are able to extract and the time that it takes to do so. Chemical process efficiency refers to the cost and yield for the chemical finishing steps that convert our target molecule into a desired product. In order to compete successfully in our target markets, we must produce our products at significantly lower costs, which will require both substantially higher yields than we have achieved to date and other significant improvements in production efficiency, including in productivity and in separation and chemical process efficiencies. There can be no assurance that we will be able to make these improvements or reduce our production costs sufficiently to offer our planned products at competitive prices or to attract and maintain collaboration partners, and any such failure could have a material adverse impact on our business and prospects.

Our ability to establish substantial commercial sales of our products is subject to many risks, any of which could prevent or delay revenue growth and adversely impact our customer relationships, business and results of operations.

There can be no assurance that our products will be approved or accepted by customers, that customers will choose our products over competing products, or that we will be able to sell our products profitably at prices and with features sufficient to establish demand. The markets we have entered first are primarily those for specialty chemical products used by large consumer products or specialty chemical companies. In entering these markets, we have sold and we intend to sell our products as alternatives to chemicals currently in use, and in some cases the chemicals that we seek to replace have been used for many years. The potential customers for our molecules generally have well developed manufacturing processes and arrangements with suppliers of the chemical components of their products and may have a resistance to changing these processes and components. These potential customers frequently impose lengthy and complex product qualification procedures on their suppliers, influenced by consumer preference, manufacturing considerations such as process changes and capital and other costs associated with transitioning to alternative components, supplier operating history, established business relationships and agreements, regulatory issues, product liability and other factors, many of which are unknown to, or not well understood by, us. Satisfying these processes may take many months or years. Additionally, we may be subject to product safety testing and may be required to meet certain regulatory and/or product safety standards. Meeting these standards can be a time consuming and expensive process, and we may invest substantial time and resources into such qualification efforts without ultimately securing approval. If we are unable to convince these potential customers (and the consumers who purchase products containing such chemicals) that our products are comparable to the chemicals that they currently use or that the use of our products is otherwise to their benefit, we will not be successful in entering these markets and our business will be adversely affected.

We expect to face competition for our products from providers of petroleum-based products and from other companies seeking to provide alternatives to these products, and if we cannot compete effectively against these companies or products we may not be successful in bringing our products to market or further growing our business after we do so.

We expect that our renewable products will compete with both the traditional, largely petroleum-based products that are currently being used in our target markets and with the alternatives to these existing products that established enterprises and new companies are seeking to produce.

In the markets that we are initially entering, and in other markets that we may seek to enter in the future, we will compete primarily with the established providers of ingredients currently used in products in these markets. Producers of these incumbent products include global oil companies, large international chemical companies and companies specializing in specific products, such as squalane or essential oils. We may also compete in one or more of these markets with products that are offered as alternatives to the traditional petroleum-based or other traditional products being offered in these markets.

S-18

With the emergence of many new companies seeking to produce products from alternative sources, we may face increasing competition from such companies. As they emerge, some of these companies may be able to establish production capacity and commercial partnerships to compete with us. If we are unable to establish production and sales channels that allow us to offer comparable products at attractive prices, we may not be able to compete effectively with these companies.

We believe the primary competitive factors in our target markets are:

•	product price;

•	product performance and other measures of quality;

•	infrastructure compatibility of products;

•	sustainability; and

•	dependability of supply.

The oil companies, large chemical companies and well-established agricultural products companies with whom we compete are much larger than us, have, in many cases, well developed distribution systems and networks for their products, have valuable historical relationships with the potential customers we are seeking to serve and have much more extensive sales and marketing programs in place to promote their products. In order to be successful, we must convince customers that our products are at least as effective as the traditional products they are seeking to replace and we must provide our products on a cost basis that does not greatly exceed these traditional products and other available alternatives. Some of our competitors may use their influence to impede the development and acceptance of renewable products of the type that we are seeking to produce.

We believe that for our chemical products to succeed in the market, we must demonstrate that our products are comparable alternatives to existing products and to any alternative products that are being developed for the same markets based on some combination of product cost, availability, performance, and consumer preference characteristics. With respect to our diesel and other transportation fuels products, we believe that our product must perform as effectively as petroleum-based fuel, or alternative fuels, and be available on a cost basis that does not greatly exceed these traditional products and other available alternatives. In addition, with the wide range of renewable fuels products under development, we must be successful in reaching potential customers and convincing them that ours are effective and reliable alternatives.

Certain rights we have granted to Total and other existing stockholders, including in relation to our future securities offerings, could have substantial impacts on our company.

Under certain agreements between us and Total related to Total’s original investment in our capital stock, for as long as Total owns 10% of our voting securities, it has rights to an exclusive negotiation period if our Board of Directors decides to sell our company. Total also has the right to designate one director to serve on our Board of Directors. In addition, in connection with Total’s investments in Amyris, our certificate of incorporation includes a provision that excludes Total from prohibitions on business combinations between Amyris and an “interested stockholder.” These provisions could have the effect of discouraging potential acquirers from making offers to acquire us, and give Total more access to Amyris than other stockholders if Total decides to pursue an acquisition.

Additionally, in connection with subsequent investments by Total in Amyris, we granted Total, among other investors, a right of first investment if we propose to sell securities in a private placement financing transaction. With these rights, Total and other investors may subscribe for a portion of any new private placement financing and require us to comply with certain notice periods, which could discourage other investors from participating in, or cause delays in our ability to close, such a financing. Further, Total and such other investors have the right to pay for any securities purchased in connection with an exercise of their right of first investment by cancelling all or a portion of our debt held by them. To the extent Total or such other investors exercise these rights, it will reduce the cash proceeds we may realize from the relevant financing.

S-19

Our relationship with Ginkgo Bioworks, Inc. exposes us to financial and commercial risks.

In June 2016, we entered into an initial strategic partnership agreement with Ginkgo Bioworks, Inc., or Ginkgo, pursuant to which we licensed certain intellectual property to Ginkgo in exchange for a license fee and royalty, and agreed to pursue the negotiation and execution of a definitive partnership agreement setting forth the terms of a long-term commercial partnership and collaboration arrangement between us and Ginkgo, and in September 2016 we executed a definitive collaboration agreement with Ginkgo setting forth the terms of a commercial partnership under which the parties would collaborate to develop, manufacture and sell commercial products and would share in the value of such products. In connection with the entry into such commercial agreements, we received a waiver under, and subsequently entered into an amendment of, our senior secured credit facility, the agent and lender under which is an affiliate of Ginkgo, which amendment extended, subject to certain conditions which were satisfied in January 2017, the maturity of the loans under the senior secured credit facility, eliminated principal repayments under the facility prior to maturity, subject to the requirement that we apply certain monies received by us under the collaboration agreement with Ginkgo to repay the outstanding loans under the facility, and waived the covenant in the senior secured loan facility requiring the Company to maintain unrestricted, unencumbered cash in defined U.S. bank accounts in an amount equal to at least 50% of the principal amount outstanding under the facility until the maturity date. For more details on our transactions with Ginkgo, please see Note 5, “Debt” and Note 8, “Significant Agreements” to our consolidated financial statements contained in the Form 10-K.

There can be no assurance that our partnership with Ginkgo will be successful, and the partnership may prevent us from pursuing other business opportunities in the future. If the partnership is unsuccessful, our ability to continue with our business plans would be adversely affected. In addition, negative developments in our commercial partnership with Ginkgo could negatively affect our relationship with the agent and lender under our senior secured credit facility, an affiliate of Ginkgo, which could adversely impact our ability to incur additional indebtedness in the future or take other actions the consent for which would be required from the agent and lender under the facility. In such event, our financial condition and business operations could be adversely affected.

If we do not meet technical, development and commercial milestones in our collaboration agreements, our future revenue and financial results will be adversely impacted.

We have entered into a number of agreements regarding the further development of certain of our products and, in some cases, for ultimate sale of certain products to the customer under the agreement. None of these agreements affirmatively obligates the other party to purchase specific quantities of any products at this time, and most contain important conditions that must be satisfied before additional research and development funding or product purchases would occur. These conditions include research and development milestones and technical specifications that must be achieved to the satisfaction of our collaborators, which we cannot be certain we will achieve. If we do not achieve these contractual milestones, our revenues and financial results will be adversely affected.

We are subject to risks related to our reliance on collaboration arrangements to fund development and commercialization of our products and the success of such products is uncertain.

For most product markets we are seeking to enter, we either have or are seeking collaboration partners to fund the research and development, commercialization and production efforts required for the target products. Typically we provide limited exclusive rights and revenue sharing with respect to the production and sale of particular types of products in specific markets in exchange for such up-front funding. These exclusivity, revenue-sharing and other similar terms limit our ability to commercialize our products and technology, and may impact the size of our business or our profitability in ways that we do not currently envision. In addition, revenues from these types of relationships are a key part of our cash plan for 2017 and beyond. If we fail to collect expected collaboration revenues, or to identify and add sufficient additional collaborations to fund our planned operations, we may be unable to fund our operations or pursue development and commercialization of our planned products. To achieve our collaboration revenue targets from year to year, we may be forced to enter into agreements that contain less favorable terms. As part of our current and future collaboration arrangements, we may be required to make significant capital investments at our existing or new facilities in order to produce molecules or other products for such collaborations. Any failure or difficulties in establishing, building up or retooling our operations for these collaboration arrangements could have a significant negative impact on our business, including our ability to achieve commercial viability for our products, lead to the inability to meet our contractual obligations and could cause us to allocate capital, personnel and other resources from our organization which could adversely affect our business and reputation.

S-20

With respect to pharmaceutical collaborations, our experience in this industry is limited, so we may have difficulty identifying and securing collaboration partners and customers for pharmaceutical applications of our products and services. Furthermore, our success in the pharmaceutical market depends primarily upon our ability to identify and validate new small molecule compounds of pharmaceutical interest (including through the use of our discovery platform), and identify, test, develop and commercialize such compounds. Our research efforts may initially show promise in discovering potential new therapeutic candidates, yet fail to yield viable product candidates for clinical development for a number of reasons, including:

•	because our research methodology, including our screening technology, may not successfully identify medically relevant product candidates;

•	we may identify and select from our discovery platform novel untested classes of product candidates for the particular disease indication we are pursuing, which may be challenging to validate because of the novelty of the product candidates or we may fail to validate at all after further research work;

•	our product candidates may cause adverse effects in patients or subjects, even after successful initial toxicology studies, which may make the product candidates unmarketable;

•	our product candidates may not demonstrate a meaningful benefit to patients or subjects; and

•	collaboration partners may change their development profiles or plans for potential product candidates or abandon a therapeutic area or the development of a partnered product.

Research programs to identify new product targets and candidates require substantial technical, financial and human resources. We may focus our efforts and resources on potential discovery efforts, programs or product candidates that ultimately prove to be unsuccessful.

Our collaboration arrangements may restrict or prevent our future business activity in certain markets or industries, which could harm our ability to grow our business.

As part of our collaboration arrangements in the ordinary course of business, we may grant to our partners exclusive rights with respect to the development, production and/or commercialization of particular products or types of products in specific markets in exchange for up-front funding and/or downstream value sharing arrangements. These rights might inhibit potential collaboration or strategic partners or potential customers from entering into negotiations with us about further business opportunities, and we may be restricted or prevented from engaging with other partners or customers in those markets, which may limit our ability to grow our business.

For example, under our Amended and Restated Jet Fuel Agreement with Total Amyris BioSolutions B.V., our fuels joint venture with Total (or “TAB”), and our License Agreement regarding Diesel Fuel in the European Union with Total, we granted TAB and Total, respectively, certain exclusive rights to produce and commercialize farnesene- or farnesane-based jet and diesel fuel in certain jurisdictions, as well as certain purchase rights. As a result of these agreements, we generally no longer have an independent right to make or sell farnesene- or farnesane-based jet or diesel fuels in such jurisdictions without the approval of TAB or Total, as applicable. If, for any reason, we would like to pursue farnesene- or farnesane-based jet or diesel fuels in such jurisdictions independently or with a third party, these arrangements could impair our ability to develop, produce or commercialize such jet or diesel fuels, which could have a material adverse effect on our business and long term prospects.

In the past, we have had to grant concessions to existing partners in exchange for such partners waiving or modifying their exclusive rights with respect to a particular product, type of product or market so that we could engage with a third party with respect to such product, product type or market. There can be no assurance that existing partners will be willing to grant waivers or modify their exclusive rights in the future on favorable terms, if at all. If we are unable to engage other potential partners with respect to particular products, products types or markets for which we have previously granted exclusive rights, our ability to grow our business would be harmed and our results of operations may be adversely effected.

S-21

If our collaboration partners are not successful in commercializing products that incorporate our technology, our business and results of operations may be adversely affected.

We rely on our collaboration partners to create demand with end-users for products that incorporate our products and technologies. If such collaboration partners are unable to create such demand, we may not be able to successfully market or sell our products. In addition, while we maintain certain clawback rights to our technology in the event our collaboration partners are unable or unwilling to commercialize the products we create for them under the applicable collaboration arrangement, if our collaboration partners do not commercialize the products covered by our collaboration or supply arrangements, we may be restricted from or unable to market or sell such products or technologies to other potential collaboration partners, which could hinder the growth of our business. If we allocate resources to collaborations that do not lead to products that are commercially viable, our revenues, financial condition and results of operations could be adversely affected.

In addition, certain of our collaboration partners have the right to terminate their agreements with us if we undergo a change of control or a sale of our business, which could discourage a potential acquirer from making an offer to acquire us.

We have limited control over our joint ventures.

As a result of the restructuring of our joint ventures TAB and Novvi during 2016, as discussed above, we do not have the right or power to control the management of such entities, and our joint venture partners may take action with respect to such joint ventures which is contrary to our interests or objectives. In addition, with respect to the joint venture we formed in December 2016 with Nikko relating to our Neossance cosmetic ingredients business, while we hold a 50% equity interest in such joint venture and have a right to appoint one half of its board of directors, our joint venture partners acting together will have the right to designate the Chief Executive Officer and certain other officers, which would restrict our ability to control the operations of such joint venture. If our joint venture partners act contrary to our interest, it could harm our brand, business, results of operations and financial condition. In addition, operating a joint venture often requires additional organizational formalities as well as time-consuming procedures for sharing information and making decisions, which can divert management resources, and if a joint venture partner changes or relationships deteriorate, our success in the joint venture may be materially adversely affected, which could harm our business. Furthermore, with respect to TAB, if we were to experience a change of control or fail to make any required capital contribution to TAB, Total has a right to buy out our interest in TAB at fair market value. If Total were to exercise these rights, we would, in effect, relinquish our economic rights to the intellectual property we have exclusively licensed to TAB, and our ability to seek future revenue from farnesene-based jet fuel outside of Brazil would be adversely affected (or completely prevented). This could significantly reduce the value of our product offerings and have a material adverse effect on our ability to grow our business in the future.

Our manufacturing operations require sugar feedstock, energy and steam, and the inability to obtain such feedstock, energy and steam in sufficient quantities or in a timely manner, or at reasonable prices, may limit our ability to produce our products profitably, or at all.

We anticipate that the production of our products will require large volumes of feedstock. We have relied on a mixture of feedstock sources for use at our contract manufacturing operations, including cane sugar, corn-based dextrose and beet molasses. For our large-scale production facility in Brazil, we are relying primarily on Brazilian sugarcane. We cannot predict the future availability or price of these various feedstocks, nor can we be sure that our mill partners, which we expect to supply the sugarcane feedstock necessary to produce our products in Brazil, will be able to supply it in sufficient quantities or in a timely manner. For example, in December 2015, Tonon, one of our suppliers of sugarcane juice and syrup, filed for bankruptcy protection in Brazil, which may adversely affect its ability to supply us with sugarcane juice and syrup in the future. Furthermore, to the extent we are required to rely on sugar feedstock other than Brazilian sugarcane, the cost of such feedstock may be higher than we expect, increasing our anticipated production costs. Feedstock crop yields and sugar content depend on weather conditions, such as rainfall and temperature. Weather conditions have historically caused volatility in the ethanol and sugar industries by causing crop failures or reduced harvests. Excessive rainfall can adversely affect the supply of sugarcane and other sugar feedstock available for the production of our products by reducing the sucrose content and limiting growers' ability to harvest. Crop disease and pestilence can also occur from time to time and can adversely affect feedstock growth, potentially rendering useless or unusable all or a substantial portion of affected harvests. With respect to sugarcane, our initial primary feedstock, seasonal availability and price, the limited amount of time during which it keeps its sugar content after harvest, and the fact that sugarcane is not itself a traded commodity, increases these risks and limits our ability to substitute supply in the event of such an occurrence. If production of sugarcane or any other feedstock we may use to produce our products is adversely affected by these or other conditions, our production will be impaired, and our business will be adversely affected.

S-22

Additionally, our facility in Brotas, Brazil depends on large quantities of energy and steam to operate. We have a supply agreement with Cogeração de Energia Elétrica Rhodia Brotas S.A. pursuant to which we receive energy and steam in sufficient amounts to meet our current needs. However, we cannot predict the future availability or price of energy and steam. If, for whatever reason, we must purchase energy or steam from a different supplier, the cost of such energy and steam may be higher than we expect, increasing our anticipated production costs. Droughts or other weather conditions or natural disasters in Brazil may also affect energy and steam production, cost and availability and, therefore, may adversely affect our production. If our supply and access to energy or steam is adversely affected by these or other conditions, our production will be impaired, and our business will be adversely affected.

The price of sugarcane and other feedstocks can be volatile as a result of changes in industry policy and may increase the cost of production of our products.

In Brazil, Conselho dos Produtores de Cana, Açúcar e Álcool (Council of Sugarcane, Sugar and Ethanol Producers or Consecana), an industry association of producers of sugarcane, sugar and ethanol, sets market terms and prices for general supply, lease and partnership agreements for sugarcane. If Consecana makes changes to such terms and prices, it could result in higher sugarcane prices and/or a significant decrease in the volume of sugarcane available for the production of our products. Furthermore, if Consecana were to cease to be involved in this process, such prices and terms could become more volatile. Similar principles apply to the pricing of other feedstocks as well. Any of these events could adversely affect our business and results of operations.

Our large-scale commercial production capacity is centered in Brazil, and our business will be adversely affected if we do not operate effectively in that country.

For the foreseeable future, we will be subject to risks associated with the concentration of essential product sourcing and operations in Brazil. The Brazilian government has changed in the past, and may change in the future, monetary, taxation, credit, tariff, labor and other policies to influence the course of Brazil's economy. For example, the government's actions to control inflation have at times involved setting wage and price controls, adjusting interest rates, imposing taxes and exchange controls and limiting imports into Brazil. We have no control over, and cannot predict what policies or actions the Brazilian government may take in the future. Our business, financial performance and prospects may be adversely affected by, among others, the following factors:

•	delays or failures in securing licenses, permits or other governmental approvals necessary to build and operate facilities and use our yeast strains to produce products;

•	rapid consolidation in the sugar and ethanol industries in Brazil, which could result in a decrease in competition;

•	political, economic, diplomatic or social instability in or affecting Brazil;

•	changing interest rates;

•	tax burden and policies;

•	effects of changes in currency exchange rates;

S-23

•	any changes in currency exchange policy that lead to the imposition of exchange controls or restrictions on remittances abroad;

•	inflation;

•	land reform or nationalization movements;

•	changes in labor related policies;

•	export or import restrictions that limit our ability to move our products out of Brazil or interfere with the import of essential materials into Brazil;

•	changes in, or interpretations of foreign regulations that may adversely affect our ability to sell our products or repatriate profits to the United States;

•	tariffs, trade protection measures and other regulatory requirements;

•	compliance with United States and foreign laws that regulate the conduct of business abroad;

•	compliance with anti-corruption laws recently enacted in Brazil;

•	an inability, or reduced ability, to protect our intellectual property in Brazil including any effect of compulsory licensing imposed by government action; and

•	difficulties and costs of staffing and managing foreign operations.

We cannot predict whether the current or future Brazilian government will implement changes to existing policies on taxation, exchange controls, monetary strategy, labor relations, social security and the like, nor can we estimate the impact of any such changes on the Brazilian economy or our operations.

Brazil’s economy has recently experienced quarters of slow or negative gross domestic product growth and has experienced high inflation and a growing fiscal deficit of its federal government accounts. In addition, in recent months, major corruption scandals involving members of the executive, state-controlled enterprises and large private sector companies have been disclosed and are the subject of ongoing investigation by federal authorities. The final outcome of these investigations and their impact on the Brazilian economy is not yet known and cannot be predicted with certainty.

In addition, during the 2016 U.S. presidential election campaign, President Trump made comments suggesting that he was not supportive of certain existing international trade agreements as well as that he might take action to restrict or tax products imported into the U.S. from foreign jurisdictions. At this time, it remains unclear what President Trump will or will not do with respect to these international trade agreements or U.S. trade policy. If President Trump takes action to withdraw from or materially modify international trade agreements or place restrictions or tariffs on products imported from Brazil, our business, financial condition and results of operations could be adversely affected.

We maintain operations in foreign jurisdictions other than Brazil, and may in the future expand our operations to additional foreign jurisdictions. Many, if not all of the above-mentioned risks also apply to our operations in such jurisdictions. If any of these risks were to occur, our operations and business would be adversely affected.

Our international operations expose us to the risk of fluctuation in currency exchange rates and rates of foreign inflation, which could adversely affect our results of operations.

S-24

We currently incur significant costs and expenses in Brazilian real and may in the future incur additional expenses in foreign currencies and derive a portion of our revenues in the local currencies of customers throughout the world. As a result, our revenues and results of operations are subject to foreign exchange fluctuations, which we may not be able to manage successfully. During the past few decades, the Brazilian currency in particular has faced frequent and substantial exchange rate fluctuations in relation to the United States dollar and other foreign currencies. There can be no assurance that the Brazilian real will not significantly appreciate or depreciate against the United States dollar in the future. We also bear the risk that the rate of inflation in the foreign countries where we incur costs and expenses or the decline in value of the United States dollar compared to those foreign currencies will increase our costs as expressed in United States dollars. For example, future measures by the Central Bank of Brazil to control inflation, including interest rate adjustments, intervention in the foreign exchange market and actions to fix the value of the real, may weaken the United States dollar in Brazil. Whether in Brazil or elsewhere, we may not be able to adjust the prices of our products to offset the effects of inflation or foreign currency appreciation on our cost structure, which could increase our costs and reduce our net operating margins. If we do not successfully manage these risks through hedging or other mechanisms, our revenues and results of operations could be adversely affected.

Ethical, legal and social concerns about products using genetically modified microorganisms could limit or prevent the use of our products and technologies and could harm our business.

Our technologies and products involve the use of genetically modified microorganisms, or GMMs. Public perception about the safety of, and ethical, legal or social concerns over, genetically engineered products, including GMMs, could affect public acceptance of our products. If we are not able to overcome any such concerns relating to our products, our technologies may not be accepted by our customers or end-users. In addition, the use of GMMs has in the past received negative publicity, which could lead to greater regulation or restrictions on imports of our products. Further, there is a risk that products produced using our technologies could cause adverse health effects or other adverse events, which could also lead to negative publicity. If our technologies and products are not accepted by our customers or their end-users due to negative publicity or lack of public acceptance, our business could be significantly harmed.

Our use of genetically-modified feedstocks and yeast strains to produce our products subjects us to risks of regulatory limitations and rejection of our products.

The use of GMMs, such as our yeast strains, is subject to laws and regulations in many countries, some of which are new and some of which are still evolving. In the United States, the Environmental Protection Agency (EPA), regulates the commercial use of GMMs as well as potential products produced from GMMs. Various states or local governments within the United States could choose to regulate products made with GMMs as well. While the strain of genetically modified yeast that we currently use for the development and commercial production of our target molecules, S. cerevisiae, is eligible for exemption from EPA review because it is generally recognized as safe, we must satisfy certain criteria to achieve this exemption, including but not limited to use of compliant containment structures and safety procedures, and we cannot be sure that we will meet such criteria in a timely manner, or at all. If exemption of S. cerevisiae is not obtained, our business may be substantially harmed. In addition to S. cerevisiae, we may seek to use different GMMs in the future that will require EPA approval. If approval of different GMMs is not secured, our ability to grow our business could be adversely affected.

In Brazil, GMMs are regulated by the National Biosafety Technical Commission, or CTNBio. We have obtained approvals from CTNBio to use GMMs in a contained environment in our Brazil facilities for research and development purposes as well as at contract manufacturing facilities in Brazil. In addition, we have obtained initial commercial approvals from CTNBio for two of our yeast strains. As we continue to develop new yeast strains and deploy our technology at new production facilities in Brazil, we will be required to obtain further approvals from CTNBio in order to use these strains in commercial production in Brazil. We may not be able to obtain approvals from relevant Brazilian authorities on a timely basis, or at all, and if we do not, our ability to produce our products in Brazil would be impaired, which would adversely affect our results of operations and financial condition.

In addition to our production operations in the United States and Brazil, we have been party to contract manufacturing agreements with parties in other production locations around the world, including Europe. The use of GMM technology is strictly regulated in the European Union, which has established various directives for member states regarding regulation of the use of such technology, including notification processes for contained use of such technology. We expect to encounter GMM regulations in most, if not all, of the countries in which we may seek to establish production capabilities and/or conduct sales to customers or end-use consumers, and the scope and nature of these regulations will likely be different from country to country. If we cannot meet the applicable requirements in other countries in which we intend to produce or sell products using our yeast strains, or if it takes longer than anticipated to obtain such approvals, our business could be adversely affected. Furthermore, there are various non-governmental and quasi-governmental organizations that review and certify products with respect to the determination of whether products can be classified as “natural” or other similar classifications. While the certification from such non-governmental and quasi-governmental organizations is generally not mandatory, some of our current or prospective customers, collaborators or distributors may require that we meet the standards set by such organizations as a condition precedent to purchasing or distributing our products. We cannot be certain that we will be able to satisfy the standards of such organizations, and any delay or failure to do so could harm our ability to sell or distribute some or all of our products to certain customers and prospective customers, which could have a negative impact on our business.

S-25

We may not be able to obtain regulatory approval for the sale of our renewable products.

Our renewable chemical products may be subject to government regulation in our target markets. In the United States, the EPA administers the Toxic Substances Control Act, or the TSCA, which regulates the commercial registration, distribution, and use of many chemicals. Before an entity can manufacture or distribute a new chemical subject to the TSCA, it must file a Pre-Manufacture Notice, or PMN, to add the chemical to a product. The EPA has 90 days to review the filing but may request additional data, which could significantly extend the timeline for approval. As a result, we may not receive EPA approval to list future molecules on the TSCA registry as expeditiously as we would like, resulting in delays or significant increases in testing requirements. A similar program exists in the European Union, called REACH. Under this program, chemicals imported or manufactured in the European Union in certain quantities must be registered with the European Chemicals Agency, and this process could cause delays or entail significant costs. To the extent that other countries in which we are producing or selling (or seeking to produce or sell) our products, such as Brazil and various countries in Asia, rely on TSCA or REACH (or similar laws and programs) for chemical registration or regulation in their jurisdictions, delays with the United States or European authorities, or any relevant authorities in such other countries, may delay entry into these markets as well. In addition, some of our Biofene-derived products are sold for the cosmetics market, and some countries may impose additional regulatory requirements or permits for such uses, which could impair, delay or prevent sales of our products in those markets.

Our diesel and jet fuel is subject to regulation by various government agencies, including the EPA and the California Air Resources Board, or CARB, in the United States and Agência Nacional do Petróleo, Gas Natural e Biocombustíveis, or ANP, in Brazil. To date, we have obtained registration with the EPA for the use of our diesel fuel in the United States at a 35% blend rate with petroleum diesel. Farnesane is also listed on the TSCA registry. In addition, ANP has authorized the use of our diesel fuel at blend rates of 10% and 30% for specific transportation fleets. In Europe, we obtained REACH registration for importing/manufacturing less than 1,000 metric tons of farnesane (for use as diesel and jet fuel) per year and are pursuing data validation to maintain such registration. Registration with each of these bodies is required for the production, import, sale and use of our fuels within their respective jurisdictions. Jet fuel (aviation turbine fuel) validation and specifications are subject to the ASTM International industry consensus process and the Brazilian ANP national adoption process. Any failure to achieve required validation and certifications for our jet fuel could impair or delay future development, production or commercialization plans, which could have a material adverse impact on our renewable product revenues. In addition, for us to achieve full access to the United States fuels market for our fuel products, we will need to obtain EPA and CARB (and potentially other state agencies) certifications for our feedstock pathway and production facilities, including certification of a feedstock lifecycle analysis relating to greenhouse gas emissions. Any delay in obtaining these additional certifications could impair our ability to sell our renewable fuels to refiners, importers, blenders and other parties that produce transportation fuels as they comply with federal and state requirements to include certified renewable fuels in their products.

We expect to encounter regulations in most, if not all, of the countries in which we may seek to produce, import or sell our products (and our customers may encounter similar regulations in selling end-use products to consumers), and we cannot assure you that we (or our customers) will be able to obtain necessary approvals in a timely manner or at all. If our products do not meet applicable regulatory requirements in a particular country, then we (or our customers) may not be able to commercialize our products in such country and our business will be adversely affected.

S-26

In addition, many of our products are intended to be a component of our collaborators’ and/or customers’ (or their customers’) end-use products. Such end-use products may be subject to various regulations, including regulations promulgated by the EPA or the United States Food and Drug Administration. If our collaborators and customers (or their customers) are not successful in obtaining any required regulatory approval for their end-use products that incorporate our products, or fail to comply with any applicable regulations for such end-use products, whether due to our products or otherwise, demand for our products may decline and our revenues will be adversely affected.

Changes in government regulations, including subsidies and economic incentives, could have a material adverse effect on our business.

The market for renewable chemical products is heavily influenced by foreign, federal, state and local government regulations and policies. Changes to existing or adoption of new domestic or foreign federal, state and local legislative initiatives that impact the production, distribution or sale of renewable chemical products may harm our business. The uncertainty regarding future standards and policies may also affect our ability to develop new renewable products or to license our technologies to third parties and to sell products to our end customers. Any inability to address these requirements and any regulatory or policy changes could have a material adverse effect on our business, financial condition and results of operations.

Furthermore, the production of our products will depend on the availability of feedstock, especially sugarcane. Agricultural production and trade flows are subject to government policies and regulations. Governmental policies affecting the agricultural industry, such as taxes, tariffs, duties, subsidies, incentives and import and export restrictions on agricultural commodities and commodity products can influence the planting of certain crops, the location and size of crop production, whether unprocessed or processed commodity products are traded, the volume and types of imports and exports, and the availability and competitiveness of feedstocks as raw materials. Future government policies may adversely affect the supply of feedstocks, restrict our ability to use sugarcane or other feedstocks to produce our products, or encourage the use of feedstocks more advantageous to our competitors, which would put us at a commercial disadvantage and could negatively impact our future revenues and results of operations.

We may incur significant costs to comply with environmental laws and regulations, and failure to comply with these laws and regulations could expose us to significant liabilities.

We use hazardous chemicals and radioactive and biological materials in our business, and such materials are subject to a variety of federal, state and local laws and regulations governing the use, generation, manufacture, storage, handling and disposal of these materials in the United States and in Brazil. Although we have implemented safety procedures for handling and disposing of these materials and related waste products in an effort to comply with these laws and regulations, we cannot be sure that our safety measures will prevent accidental injury or contamination from the use, storage, handling or disposal of hazardous materials. In the event of contamination or injury, we could be held liable for any resulting damages, and any liability could exceed our insurance coverage. There can be no assurance that violations of environmental, health and safety laws will not occur in the future as a result of human error, accident, equipment failure or other causes. Compliance with applicable environmental laws and regulations may be expensive, and the failure to comply with past, present, or future laws could result in the imposition of fines, third party property damage, product liability and personal injury claims, investigation and remediation costs, the suspension of production, or a cessation of operations, and our liability may exceed our total assets. Liability under environmental laws can be joint and several, without regard to comparative fault, and may be punitive in nature. Furthermore, environmental laws could become more stringent over time, imposing greater compliance costs and increasing risks and penalties associated with violations, which could impair our research, development or production efforts and otherwise harm our business.

A decline in the price of petroleum and petroleum-based products has in the past and may in the future reduce demand for some of our renewable products and may otherwise adversely affect our business.

While many of our products do not compete with, and do not serve as alternatives to, petroleum-based products, we anticipate that some of our renewable products, and in particular our fuels, will be marketed as alternatives to corresponding petroleum-based products. The price of oil has fallen significantly in recent years, and accordingly, we may be unable to produce certain of our products as cost-effective alternatives to petroleum-based products. Declining oil prices, or the perception of a sustained or future decline in oil prices, has adversely affected the prices or demand for such products in the past and may do so in the future. During sustained periods of lower oil prices we may be unable to sell such products at anticipated levels, which could negatively impact our operating results.

S-27

Our financial results could vary significantly from quarter to quarter and are difficult to predict.

Our revenues and results of operations could vary significantly from quarter to quarter because of a variety of factors, many of which are outside of our control. As a result, comparing our results of operations on a period-to-period basis may not be meaningful. Factors that could cause our quarterly results of operations to fluctuate include:

•	achievement, or failure, with respect to technology, product development or manufacturing milestones needed to allow us to enter identified markets on a cost effective basis;

•	delays or greater than anticipated expenses associated with the completion, commissioning, acquisition or retrofittting of new production facilities, or the time to ramp up and stabilize production following completion, acquisition or retrofittting of a new production facility or the transition to, and ramp up of, producing new molecules at our existing facilities;

•	impairment of assets based on shifting business priorities and working capital limitations;

•	disruptions in the production process at any manufacturing facility, including disruptions due to seasonal or unexpected downtime at our facilities as a result of feedstock availability, contamination, safety or other issues or other technical difficulties or the scheduled downtime at our facilities as a result of transitioning our equipment to the production of different molecules;

•	losses of, or the inability to secure new, major customers, collaboration partners, suppliers or distributors;

•	losses associated with producing our products as we ramp to commercial production levels;

•	failure to recover value added tax (VAT) that we currently reflect as recoverable in our financial statements (e.g., due to failure to meet conditions for reimbursement of VAT under local law);

•	the timing, size and mix of product sales to customers;

•	increases in price or decreases in availability of feedstock;

•	the unavailability of contract manufacturing capacity altogether or at reasonable cost;

•	exit costs associated with terminating contract manufacturing relationships;

•	fluctuations in foreign currency exchange rates;

•	gains or losses associated with our hedging activities;

•	change in the fair value of derivative instruments;

•	fluctuations in the price of and demand for sugar, ethanol, and petroleum-based and other products for which our products are alternatives;

S-28

•	seasonal variability in production and sales of our products;

•	competitive pricing pressures, including decreases in average selling prices of our products;

•	unanticipated expenses or delays associated with changes in governmental regulations and environmental, health, labor and safety requirements;

•	reductions or changes to existing fuel and chemical regulations and policies;

•	departure of executives or other key management employees resulting in transition and severance costs;

•	our ability to use our net operating loss carryforwards to offset future taxable income;

•	business interruptions such as earthquakes, tsunamis and other natural disasters;

•	our ability to integrate businesses that we may acquire;

•	our ability to successfully collaborate with business venture partners;

•	risks associated with the international aspects of our business; and

•	changes in general economic, industry and market conditions, both domestically and in our foreign markets.

Due to the factors described above, among others, the results of any quarterly or annual period may not meet our expectations or the expectations of our investors and may not be meaningful indications of our future performance.

Loss of key personnel, including key management personnel, and/or failure to attract and retain additional personnel could delay our product development programs and harm our research and development efforts and our ability to meet our business objectives.

Our business involves complex, global operations across a variety of markets and requires a management team and employee workforce that is knowledgeable in the many areas in which we operate. As we continue to build our business, we will need to hire and retain qualified research and development, management and other personnel to succeed. The process of hiring, training and successfully integrating qualified personnel into our operations, in the United States, Brazil and other countries in which we may seek to operate, is a lengthy and expensive one. The market for qualified personnel is very competitive because of the limited number of people available who have the necessary technical skills and understanding of our technology and products, particularly in Brazil. Our failure to hire and retain qualified personnel could impair our ability to meet our research and development and business objectives and adversely affect our results of operations and financial condition.

The loss of any key member of our management or key technical and operational employees, or the failure to attract or retain such employees, could prevent us from developing and commercializing our products for our target markets and executing our business strategy. In addition, we may not be able to attract or retain qualified employees in the future due to the intense competition for qualified personnel among biotechnology and other technology-based businesses, particularly in the renewable chemicals and fuels area. Furthermore, reductions to our workforce as part of cost-saving measures, such as those discussed above with respect to our 2017 operating plan, may make it more difficult for us to attract and retain key employees. If we do not maintain the necessary personnel to accomplish our business objectives, we may experience staffing constraints that will adversely affect our ability to meet the demands of our collaborators and customers in a timely fashion or to support our internal research and development programs and operations. In particular, our product and process development programs depend on our ability to attract and retain highly skilled technical and operational personnel. Competition for such personnel from numerous companies and academic and other research institutions may limit our ability to do so on acceptable terms. All of our employees are “at-will” employees, which means that either the employee or we may terminate their employment at any time.

S-29

Growth may place significant demands on our management and our infrastructure.

We have experienced, and expect to continue to experience, expansion of our business as we continue to make efforts to develop and bring our products to market. We have grown from 18 employees at the end of 2005 to 440 full-time employees at January 31, 2017. Our growth and diversified operations have placed, and may continue to place, significant demands on our management and our operational and financial infrastructure. In particular, continued growth could strain our ability to:

•	manage multiple research and development programs;

•	operate multiple manufacturing facilities around the world;

•	develop and improve our operational, financial and management controls;

•	enhance our reporting systems and procedures;

•	recruit, train and retain highly skilled personnel;

•	develop and maintain our relationships with existing and potential business partners;

•	maintain our quality standards; and

•	maintain customer satisfaction.

Managing our growth will require significant expenditures and allocation of valuable management resources. If we fail to achieve the necessary level of efficiency in our organization as it grows, our business, results of operations and financial condition would be adversely impacted.

Our proprietary rights may not adequately protect our technologies and product candidates.

Our commercial success will depend substantially on our ability to obtain patents and maintain adequate legal protection for our technologies and product candidates in the United States and other countries. As of January 31, 2017, we had approximately 500 issued United States and foreign patents and approximately 350 pending United States and foreign patent applications that were owned or co-owned by or licensed to us. We will be able to protect our proprietary rights from unauthorized use by third parties only to the extent that our proprietary technologies and future products are covered by valid and enforceable patents or are effectively maintained as trade secrets.

We apply for patents covering both our technologies and product candidates, as we deem appropriate. However, filing, prosecuting, maintaining and defending patents on product candidates in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the United States are less extensive than those in the United States. We may also fail to apply for patents on important technologies or product candidates in a timely fashion, or at all. Our existing and future patents may not be sufficiently broad to prevent others from practicing our technologies or from designing products around our patents or otherwise developing competing products or technologies. In addition, the patent positions of companies like ours are highly uncertain and involve complex legal and factual questions for which important legal principles remain unresolved. No consistent policy regarding the breadth of patent claims has emerged to date in the United States and the landscape is expected to become even more uncertain in view of recent rule changes by the United States Patent Office, or USPTO. Additional uncertainty may result from legal decisions by the United States Federal Circuit and Supreme Court as they determine legal issues concerning the scope and construction of patent claims and inconsistent interpretation of patent laws or from legislation enacted by the U.S. Congress. The patent situation outside of the United States is even less predictable. As a result, the validity and enforceability of patents cannot be predicted with certainty. Moreover, we cannot be certain whether:

S-30

•	we (or our licensors) were the first to make the inventions covered by each of our issued patents and pending patent applications;

•	we (or our licensors) were the first to file patent applications for these inventions;

•	others will independently develop similar or alternative technologies or duplicate any of our technologies;

•	any of our or our licensors' patents will be valid or enforceable;

•	any patents issued to us (or our licensors) will provide us with any competitive advantages, or will be challenged by third parties;

•	we will develop additional proprietary products or technologies that are patentable; or

•	the patents of others will have an adverse effect on our business.

We do not know whether any of our pending patent applications or those pending patent applications that we license will result in the issuance of any patents. Even if patents are issued, they may not be sufficient to protect our technology or product candidates. The patents we own or license and those that may be issued in the future may be challenged, invalidated, rendered unenforceable, or circumvented, and the rights granted under any issued patents may not provide us with proprietary protection or competitive advantages. Moreover, third parties could practice our inventions in territories where we do not have patent protection or in territories where they could obtain a compulsory license to our technology where patented. Such third parties may then try to import products made using our inventions into the United States or other territories. Accordingly, we cannot ensure that any of our pending patent applications will result in issued patents, or even if issued, predict the breadth, validity and enforceability of the claims upheld in our and other companies' patents.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries do not favor the enforcement of patents or other intellectual property rights, which could hinder us from preventing the infringement of our patents or other intellectual property rights. Proceedings to enforce our patent rights in the United States or foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing and could provoke third parties to assert patent infringement or other claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license from third parties.

Unauthorized parties may attempt to copy or otherwise obtain and use our products or technology. Monitoring unauthorized use of our intellectual property is difficult, and we cannot be certain that the steps we have taken will prevent unauthorized use of our technology, particularly in certain foreign countries where the local laws may not protect our proprietary rights as fully as in the United States or may provide, today or in the future, for compulsory licenses. If competitors are able to use our technology, our ability to compete effectively could be harmed. Moreover, others may independently develop and obtain patents for technologies that are similar to, or superior to, our technologies. If that happens, we may need to license these technologies, and we may not be able to obtain licenses on reasonable terms, if at all, which could cause harm to our business.

We rely in part on trade secrets to protect our technology, and our failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

We rely on trade secrets to protect some of our technology, particularly where we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to maintain and protect. Our strategy for contract manufacturing and scale-up of commercial production requires us to share confidential information with our international business partners and other parties. Our product development collaborations with third parties, including with Total and Ginkgo, require us to share confidential information, including with employees of Total and Ginkgo who are seconded to Amyris during the term of the collaboration. While we use reasonable efforts to protect our trade secrets, our or our business partners' employees, consultants, contractors or scientific and other advisors may unintentionally or willfully disclose our proprietary information to competitors. Enforcement of claims that a third party has illegally obtained and is using trade secrets is expensive, time consuming and uncertain. In addition, foreign courts are sometimes less willing than United States courts to protect trade secrets. If our competitors independently develop equivalent knowledge, methods and know-how, we would not be able to assert our trade secrets against them.

S-31

We require new employees and consultants to execute confidentiality agreements upon the commencement of an employment or consulting arrangement with us. We additionally require consultants, contractors, advisors, corporate collaborators, outside scientific collaborators and other third parties that may receive trade secret information to execute confidentiality agreements. These agreements generally require that all confidential information developed by the individual or made known to the individual by us during the course of the individual's relationship with us be kept confidential and not disclosed to third parties. These agreements also generally provide that inventions conceived by the individual in the course of rendering services to us shall be our exclusive property. Nevertheless, our proprietary information may be disclosed, or these agreements may be unenforceable or difficult to enforce. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor, we would have no right to prevent such third party, or those to whom they communicate such technology or information, from using that technology or information to compete with us. Additionally, trade secret law in Brazil differs from that in the United States, which requires us to take a different approach to protecting our trade secrets in Brazil. Some of these approaches to trade secret protection may be novel and untested under Brazilian law and we cannot guarantee that we would prevail if our trade secrets are contested in Brazil. If any of the above risks materializes, our failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

We may not be able to fully enforce covenants not to compete with and not to solicit our employees, and therefore we may be unable to prevent our competitors from benefiting from the expertise of such employees.

Our proprietary information and inventions agreements with our employees contain non-compete and non-solicitation provisions. These provisions prohibit our employees from competing directly with our business or proposed business or working for our competitors during their term of employment, and from directly and indirectly soliciting our employees and consultants to leave our company for any purpose. Under applicable U.S. and Brazilian law, we may be unable to enforce these provisions. If we cannot enforce these provisions with our employees, we may be unable to prevent our competitors from benefiting from the expertise of such employees. Even if these provisions are enforceable, they may not adequately protect our interests. The defection of one or more of our employees to a competitor could materially adversely affect our business, results of operations and ability to capitalize on our proprietary information.

Third parties may misappropriate our yeast strains.

Third parties, including collaborators, contract manufacturers, sugar and ethanol mill owners, other contractors and shipping agents, often have custody or control of our yeast strains. If our yeast strains were stolen, misappropriated or reverse engineered, they could be used by other parties who may be able to reproduce the yeast strains for their own commercial gain. If this were to occur, it would be difficult for us to challenge and prevent this type of use, especially in countries where we have limited intellectual property protection or that do not have robust intellectual property law regimes.

If we or one of our collaborators are sued for infringing intellectual property rights or other proprietary rights of third parties, litigation could be costly and time consuming and could prevent us from developing or commercializing our future products.

Our commercial success depends on our and our collaborators’ ability to operate without infringing the patents and proprietary rights of other parties and without breaching any agreements we have entered into with regard to our technologies and product candidates. We cannot determine with certainty whether patents or patent applications of other parties may materially affect our ability to conduct our business. Our industry spans several sectors, including biotechnology, renewable fuels, renewable specialty chemicals and other renewable compounds, and is characterized by the existence of a significant number of patents and disputes regarding patent and other intellectual property rights. Because patent applications can take several years to issue, there may currently be pending applications, unknown to us, that may result in issued patents that cover our technologies or product candidates. We are aware of a significant number of patents and patent applications relating to aspects of our technologies filed by, and issued to, third parties. The existence of third-party patent applications and patents could significantly reduce the coverage of patents owned by or licensed to us and our collaborators and limit our ability to obtain meaningful patent protection. If we wish to make, use, sell, offer to sell, or import the technology or compound claimed in issued and unexpired patents owned by others, we will need to obtain a license from the owner, enter into litigation to challenge the validity of the patents or incur the risk of litigation in the event that the owner asserts that we infringe its patents. If patents containing competitive or conflicting claims are issued to third parties and these claims are ultimately determined to be valid, we and our collaborators may be enjoined from pursing research, development, or commercialization of products, or be required to obtain licenses to these patents, or to develop or obtain alternative technologies.

S-32

If a third party asserts that we infringe upon its patents or other proprietary rights, we could face a number of issues that could seriously harm our competitive position, including:

•	infringement and other intellectual property claims, which could be costly and time consuming to litigate, whether or not the claims have merit, and which could delay getting our products to market and divert management attention from our business;

•	substantial damages for past infringement, which we may have to pay if a court determines that our product candidates or technologies infringe a third party's patent or other proprietary rights;

•	a court prohibiting us from selling or licensing our technologies or future products unless the holder licenses the patent or other proprietary rights to us, which it is not required to do; and

•	if a license is available from a third party, such third party may require us to pay substantial royalties or grant cross licenses to our patents or proprietary rights.

The industries in which we operate, and the biotechnology industry in particular, are characterized by frequent and extensive litigation regarding patents and other intellectual property rights. Many biotechnology companies have employed intellectual property litigation as a way to gain a competitive advantage. If any of our competitors have filed patent applications or obtained patents that claim inventions also claimed by us, we may have to participate in interference proceedings declared by the relevant patent regulatory agency to determine priority of invention and, thus, the right to the patents for these inventions in the United States. These proceedings could result in substantial cost to us even if the outcome is favorable. Even if successful, an interference proceeding may result in loss of certain claims. Our involvement in litigation, interferences, opposition proceedings or other intellectual property proceedings inside and outside of the United States, to defend our intellectual property rights, or as a result of alleged infringement of the rights of others, may divert management time from focusing on business operations and could cause us to spend significant resources, all of which could harm our business and results of operations.

Many of our employees were previously employed at universities, biotechnology, specialty chemical or oil companies, including our competitors or potential competitors. We may be subject to claims that these employees or we have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of their former employers. Litigation may be necessary to defend against these claims. If we fail in defending such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel and be enjoined from certain activities. A loss of key research personnel or their work product could hamper or prevent our ability to commercialize our product candidates, which could severely harm our business. Even if we are successful in defending against these claims, litigation could result in substantial costs and demand on management resources.

We may need to commence litigation to enforce our intellectual property rights, which would divert resources and management's time and attention and the results of which would be uncertain.

Enforcement of claims that a third party is using our proprietary rights without permission is expensive, time consuming and uncertain. Significant litigation would result in substantial costs, even if the eventual outcome is favorable to us and would divert management's attention from our business objectives. In addition, an adverse outcome in litigation could result in a substantial loss of our proprietary rights and we may lose our ability to exclude others from practicing our technology or producing our product candidates.

S-33

The laws of some foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States. Many companies have encountered significant problems in protecting and defending intellectual property rights in certain foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents and other intellectual property protection, particularly those relating to biotechnology and/or bioindustrial technologies. This could make it difficult for us to stop the infringement of our patents or misappropriation of our other intellectual property rights. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business. Moreover, our efforts to protect our intellectual property rights in such countries may be inadequate.

We do not have exclusive rights to intellectual property we develop under U.S. federally funded research grants and contracts, including with DARPA and DOE, and we could ultimately share or lose the rights we do have under certain circumstances.

Some of our intellectual property rights have been or may be developed in the course of research funded by the U.S. government, including under our agreements with DARPA and DOE. As a result, the U.S. government may have certain rights to intellectual property embodied in our current or future products pursuant to the Bayh-Dole Act of 1980. Government rights in certain inventions developed under a government-funded program include a non-exclusive, non-transferable, irrevocable worldwide license to use inventions for any governmental purpose. In addition, the U.S. government has the right to require us, or an assignee or exclusive licensee to such inventions, to grant licenses to any of these inventions to a third party if they determine that: (i) adequate steps have not been taken to commercialize the invention; (ii) government action is necessary to meet public health or safety needs; (iii) government action is necessary to meet requirements for public use under federal regulations; or (iv) the right to use or sell such inventions is exclusively licensed to an entity within the U.S. and substantially manufactured outside the U.S. without the U.S. government’s prior approval. Additionally, we may be restricted from granting exclusive licenses for the right to use or sell our inventions created pursuant to such agreements unless the licensee agrees to additional restrictions (e.g., manufacturing substantially all of the invention in the U.S.). The U.S. government also has the right to take title to these inventions if we fail to disclose the invention to the government and fail to file an application to register the intellectual property within specified time limits. In addition, the U.S. government may acquire title in any country in which a patent application is not filed within specified time limits. Additionally, certain inventions are subject to transfer restrictions during the term of these agreements and for a period thereafter, including sales of products or components, transfers to foreign subsidiaries for the purpose of the relevant agreements, and transfers to certain foreign third parties. If any of our intellectual property becomes subject to any of the rights or remedies available to the U.S. government or third parties pursuant to the Bayh-Dole Act of 1980, this could impair the value of our intellectual property and could adversely affect our business.

Our products subject us to product-safety risks, and we may be sued for product liability.

The design, development, production and sale of our products involve an inherent risk of product liability claims and the associated adverse publicity. Our potential products could be used by a wide variety of consumers with varying levels of sophistication. Although safety is a priority for us, we are not always in control of the final uses and formulations of the products we supply or their use as ingredients. Our products could have detrimental impacts or adverse impacts we cannot anticipate. Despite our efforts, negative publicity about Amyris, including product safety or similar concerns, whether real or perceived, could occur, and our products could face withdrawal, recall or other quality issues. In addition, we may be named directly in product liability suits relating to our products, even for defects resulting from errors of our commercial partners, contract manufacturers, chemical finishers or customers or end users of our products. These claims could be brought by various parties, including customers who are purchasing products directly from us or other users who purchase products from our customers. We could also be named as co-parties in product liability suits that are brought against the contract manufacturers or Brazilian sugar and ethanol mills with whom we partner to produce our products. Insurance coverage is expensive, may be difficult to obtain and may not be available in the future on acceptable terms. We cannot be certain that our contract manufacturers or the sugar and ethanol producers who partner with us to produce our products will have adequate insurance coverage to cover against potential claims. Any insurance we do maintain may not provide adequate coverage against potential losses, and if claims or losses exceed our liability insurance coverage, our business would be adversely impacted. In addition, insurance coverage may become more expensive, which would harm our results of operations.

S-34

We may become subject to lawsuits or indemnity claims in the ordinary course of business, which could materially and adversely affect our business and results of operations.

From time to time, we may in the ordinary course of business be named as a defendant in lawsuits, indemnity claims and other legal proceedings. These actions may seek, among other things, compensation for alleged personal injury, employment discrimination, breach of contract, property damage and other losses or injunctive or declaratory relief. In the event that such actions, claims or proceedings are ultimately resolved unfavorably to us at amounts exceeding our accrued liability, or at material amounts, the outcome could materially and adversely affect our reputation, business and results of operations. In addition, payments of significant amounts, even if reserved, could adversely affect our liquidity position.

If we fail to maintain an effective system of internal controls, we may not be able to report our financial results accurately or in a timely manner or prevent fraud; in that case, our stockholders could lose confidence in our financial reporting, which would harm our business and could negatively impact the price of our stock.

Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. In addition, Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, requires us to evaluate and report on our internal control over financial reporting. The process of implementing our internal controls and complying with Section 404 is expensive and time consuming, and requires significant attention of management. We cannot be certain that these measures will ensure that we maintain adequate controls over our financial processes and reporting in the future. In addition, to the extent we create joint ventures or have any variable interest entities and the financial statements of such entities are not prepared by us, we will not have direct control over their financial statement preparation. As a result, we will, for our financial reporting, depend on what these entities report to us, which could result in us adding monitoring and audit processes and increase the difficulty of implementing and maintaining adequate controls over our financial processes and reporting in the future and could lead to delays in our external reporting. In particular, this may occur where we are establishing such entities with commercial partners that do not have sophisticated financial accounting processes in place, or where we are entering into new relationships at a rapid pace, straining our integration capacity. Additionally, if we do not receive the information from the joint venture or variable interest entity on a timely basis, it could cause delays in our external reporting. Even if we conclude that our internal control over financial reporting provides reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, because of its inherent limitations, internal control over financial reporting may not prevent or detect fraud or misstatements. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our results of operations or cause us to fail to meet our reporting obligations. If we or our independent registered public accounting firm discover a material weakness in our internal control over financial reporting, the disclosure of that fact, even if quickly remedied, could reduce the market’s confidence in our financial statements and harm our stock price. In addition, failure to comply with Section 404 could subject us to a variety of administrative sanctions, including SEC action, ineligibility for short form resale registration, the suspension or delisting of our common stock from the stock exchange on which it is listed, and the inability of registered broker-dealers to make a market in our common stock, which would further reduce our stock price and could harm our business.

If we fail to comply with our obligations as a public company, our business may be adversely affected.

As a public company, we incur significant legal, accounting and other expenses in connection with our obligations under applicable securities laws, including the internal and external costs of maintaining the system of internal controls discussed above as well as the costs of preparing and distributing periodic public reports, including financial statements and footnotes. In addition, changing laws, rules and regulations relating to corporate governance and public disclosure, including regulations implemented by the SEC and NASDAQ, increase our legal and financial costs, including costs relating to monitoring, evaluating and complying with such laws, rules and regulations. These laws, rules and regulations are subject to varying interpretations and may evolve over time as new guidance is provided by regulatory and governing bodies, which may result in increased compliance and governance costs and the diversion of management resources. If our efforts to comply with such laws, rules and regulations are not successful, we could be subject to fines, penalties or regulatory proceedings, which can be time consuming and costly to litigate and could lead to negative publicity about our company. These events could also make it more difficult for us to attract and retain qualified members of our board of directors, executive officers and other employees. If any of these risks occur, or if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations.

S-35

Our ability to use our net operating loss carryforwards to offset future taxable income may be subject to certain limitations.

In general, under Section 382 of the Internal Revenue Code, or the Code, a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its pre-change net operating loss carryforwards, or NOLs, to offset future taxable income. If the Internal Revenue Service challenges our analysis that our existing NOLs are not subject to limitations arising from previous ownership changes, or if we undergo an ownership change in the future, our ability to utilize NOLs could be limited by Section 382 of the Code. Future changes in our stock ownership, some of which are outside of our control, could result in an ownership change under Section 382 of the Code. Furthermore, our ability to utilize NOLs of companies that we may acquire in the future may be subject to limitations under Section 382 of the Code. For these reasons, we may not be able to utilize a material portion of our NOLs as of December 31, 2016, even if we attain profitability, which could adversely affect our results of operations.

Loss of, or inability to secure government contract revenues could impair our business.

We have contracts or subcontracts with certain governmental agencies or their contractors. Generally, these agreements, as they may be amended or modified from time to time, have fixed terms and may be terminated, modified or be subject to recovery of payments by the government agency under certain conditions (such as failure to comply with detailed reporting and governance processes or failure to achieve milestones). Under these agreements, we are also subject to audits, which can result in corrective action plans and penalties up to and including termination. If these governmental agencies terminate these agreements with us, it could reduce our revenues which could harm our business. Additionally, we anticipate securing additional government contracts as part of our business plan for 2016 and beyond. If we are unable to secure such government contracts, it could harm our business.

Our headquarters and other facilities are located in an active earthquake and tsunami zone, and an earthquake or other type of natural disaster affecting us or our suppliers could cause resource shortages, disrupt our business and harm our results of operations.

We conduct our primary research and development operations in the San Francisco Bay Area in an active earthquake and tsunami zone, and certain of our suppliers conduct their operations in the same region or in other locations that are susceptible to natural disasters. In addition, California and some of the locations where certain of our suppliers are located have experienced shortages of water, electric power and natural gas from time to time. The occurrence of a natural disaster, such as an earthquake, drought or flood, or localized extended outages of critical utilities or transportation systems, or any critical resource shortages, affecting us or our suppliers could cause a significant interruption in our business, damage or destroy our facilities, production equipment or inventory or those of our suppliers and cause us to incur significant costs or result in limitations on the availability of our raw materials, any of which could harm our business, financial condition and results of operations. The insurance we maintain against fires, earthquakes and other natural disasters may not be adequate to cover our losses in any particular case.

Risks Related to Ownership of Our Common Stock

Our stock price may be volatile.

The market price of our common stock has been, and we expect it to continue to be, subject to significant volatility, and it has declined significantly from our initial public offering price. Market prices for securities of early stage companies have historically been particularly volatile. Such fluctuations could be in response to, among other things, the factors described in this “Risk Factors” section, or other factors, some of which are beyond our control, such as:

S-36

•	fluctuations in our financial results or outlook or those of companies perceived to be similar to us;

•	changes in estimates of our financial results or recommendations by securities analysts;

•	changes in market valuations of similar companies;

•	changes in the prices of commodities associated with our business such as sugar, ethanol and petroleum or changes in the prices of commodities that some of our products may replace, such as oil and other petroleum sourced products;

•	changes in our capital structure, such as future issuances of securities or the incurrence of debt;

•	announcements by us or our competitors of significant contracts, acquisitions or strategic alliances;

•	regulatory developments in the United States, Brazil, and/or other foreign countries;

•	litigation involving us, our general industry or both;

•	additions or departures of key personnel;

•	investors' general perception of us; and

•	changes in general economic, industry and market conditions.

Furthermore, stock markets have experienced price and volume fluctuations that have affected, and continue to affect, the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rate changes and international currency fluctuations, may negatively affect the market price of our common stock.

In the past, many companies that have experienced volatility and sustained declines in the market price of their stock have become subject to securities class action and derivative action litigation. We were involved in two such lawsuits, which were dismissed in 2014, and we may be the target of similar litigation in the future. Securities litigation against us could result in substantial costs and divert our management's attention from other business concerns, which could seriously harm our business.

In April 2017, a securities class action complaint was filed against Amyris and our CEO, John G. Melo, and CFO, Kathleen Valiasek, in the U.S. District Court for the Northern District of California. The complaint seeks unspecified damages on behalf of a purported class that would comprise all individuals who acquired our common stock between March 2, 2017 and April 17, 2017. The complaint alleges securities law violations based on statements made by the Company in its earnings press release issued on March 2, 2017 and Form 12b-25 filed with the SEC on April 3, 2017. We believe the complaint lacks merit, and intend to defend ourselves vigorously.

If our common stock is delisted from The NASDAQ Stock Market, our business, financial condition, results of operations and stock price could be adversely affected, and the liquidity of our stock and our ability to obtain financing could be impaired.

S-37

On June 14, 2016, we received a notice from The NASDAQ Stock Market LLC, or NASDAQ, notifying us that we were not in compliance with the requirement of NASDAQ Listing Rule 5450(a)(1) for continued listing on The NASDAQ Global Market, or the Minimum Bid Price Listing Rule, as a result of the closing bid price of our common stock being below $1.00 per share for 30 consecutive business days. In accordance with NASDAQ Listing Rule 5810(c)(3)(A), we had 180 calendar days, or until December 12, 2016, to regain compliance with the Minimum Bid Price Listing Rule. To regain compliance, the closing bid price of our common stock had to be at least $1.00 per share for a minimum of 10 consecutive business days. On November 1, 2016, we received a notice from NASDAQ that we had regained compliance with the Minimum Bid Price Listing Rule. Subsequently, on December 19, 2016, we received a notice from NASDAQ notifying us that we were again not in compliance with the Minimum Bid Price Listing Rule as a result of the closing bid price of our common stock being below $1.00 per share for 30 consecutive business days. In accordance with NASDAQ Listing Rule 5810(c)(3)(A), we have 180 calendar days, or until June 19, 2017, to regain compliance with the Minimum Bid Price Listing Rule. If we do not regain compliance during such period, we may be eligible for an additional compliance period of 180 calendar days, provided that we meet NASDAQ’s continued listing requirement for market value of publicly held shares and all other initial listing standards for The NASDAQ Capital Market, other than the minimum bid price requirement, and provide written notice to NASDAQ of our intention to cure the deficiency during the second compliance period. If we do not regain compliance during the initial compliance period and are not eligible for an additional compliance period, NASDAQ will provide notice that our common stock will be subject to delisting from The NASDAQ Stock Market. In that event, we may appeal such determination to a hearings panel. Our Board of Directors has approved, and we have proposed that our stockholders approve at our 2017 Annual Meeting of Stockholders to be held on May 23, 2017, or the Annual Meeting, an amendment to our certificate of incorporation to effect the Reverse Stock Split that is designed to result in an increase in the per share trading price of our common stock above $1.00 per share. If our stockholders approve this proposal, we intend to implement it promptly following the Annual Meeting. There can be no assurance that upon any such implementation of the Reverse Stock Split that we will regain compliance with the Minimum Bid Price Listing Rule and that our common stock will remain listed on The NASDAQ Stock Market.

Any delisting of our common stock from The NASDAQ Stock Market could adversely affect our ability to attract new investors, decrease the liquidity of our outstanding shares of common stock, reduce our flexibility to raise additional capital, reduce the price at which our common stock trades, and increase the transaction costs inherent in trading such shares with overall negative effects for our stockholders. In addition, the delisting of our common stock could deter broker-dealers from making a market in or otherwise seeking or generating interest in our common stock, and might deter certain institutions and persons from investing in our securities at all. Furthermore, the delisting of our common stock from The NASDAQ Stock Market would constitute a breach under certain of our financing agreements, including agreements governing our outstanding convertible indebtedness, which could result in an acceleration of such indebtedness. If such indebtedness is accelerated, it would generally also constitute an event of default under our other outstanding indebtedness, permitting acceleration of such other outstanding indebtedness as well. For these reasons and others, the delisting of our common stock from The NASDAQ Stock Market could materially adversely affect our business, financial condition and results of operations.

The concentration of our capital stock ownership with insiders will limit the ability of other stockholders to influence corporate matters and presents risks related to the operations of our significant stockholders.

As of March 31, 2017:

•	our executive officers and directors and their affiliates together held approximately 9% of our outstanding common stock;

•	Maxwell (Mauritius) Pte Ltd, or Temasek (which has a designee on our Board of Directors), held approximately 18% of our outstanding common stock; and

•	Total (which has a designee on our Board of Directors) held approximately 22% of our outstanding common stock.

Furthermore, Total and Temasek each hold certain of our convertible promissory notes, which are convertible into approximately 20,596,778 and 2,670,370 shares of our common stock, respectively, as of January 31, 2017. Total and Temasek also hold certain warrants pursuant to which they may purchase shares of our common stock.

In addition, pursuant to the Private Placement Transaction, a purchaser of Series B Preferred Stock will acquire shares that are convertible into common stock representing more than 10% of our outstanding common stock.

S-38

This significant concentration of share ownership may adversely affect the trading price of our common stock because investors often perceive disadvantages in owning stock in companies with stockholders with significant interests. Also, these stockholders, acting together, will be able to control our management and affairs and matters requiring stockholder approval, including the election of directors and the approval of significant corporate transactions, such as mergers, consolidations or the sale of all or substantially all of our assets, and may not act in the best interests of our other stockholders. Consequently, this concentration of ownership may have the effect of delaying or preventing a change of control, including a merger, consolidation or other business combination involving us, or a change in our management or Board of Directors, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the company, even if such actions would benefit our other stockholders.

The concentration of our capital stock ownership also presents risks related to the operations of significant holders of our capital stock, including their international operations. For example, certain affiliates of Total that we do not control and that may be deemed to be our affiliates solely due to their control by Total may be deemed to have engaged in certain transactions or dealings with the government of Iran in 2016, for which Total has provided disclosure under Section 13(r) of the Exchange Act. Such disclosure is set forth in Exhibit 99.4 to the Form 10-K and is incorporated herein by reference. Disclosure of such activity, even if such activity is not subject to sanctions under applicable law, and any sanctions actually imposed on Total as a result of these activities or for other violations of applicable laws, such as anti-bribery laws, could harm our reputation and have a negative impact on our business.

In addition, our commercial partners, including Total, hold a significant portion of our capital stock and have various rights in connection with their security ownership in us. These stockholders may have interests that are different from those of our other stockholders, including commercial transactions between our company and such commercial partners or their affiliates. While we have a related-party transactions policy which requires certain approvals of any transaction between our company and a significant stockholder or its affiliates, there can be no assurance that such stockholders will act in the best interests of our other stockholders, which could harm our results of operations and cause our stock price to decline.

The market price of our common stock could be negatively affected by future sales of our common stock.

If our existing stockholders, particularly our largest stockholders, our directors, their affiliates, or our executive officers, sell a substantial number of shares of our common stock in the public market, the market price of our common stock could decrease significantly. The perception in the public market that these stockholders might sell our common stock could also depress the market price of our common stock and could impair our future ability to obtain capital, especially through an offering of equity securities.

We have in place registration statements for the resale of certain shares of common stock held by, or issuable to, certain of our largest stockholders. All common stock sold pursuant to an offering covered by such registration statement will be freely transferable. In addition, investors in the concurrent Private Placement Transaction will receive certain registration rights in connection with their investment. See “Private Placement Transaction” below.

In addition, shares issued or issuable under our equity incentive plans have been registered on Form S-8 registration statements and may be freely sold in the public market upon issuance, except for shares held by affiliates who have certain restrictions on their ability to sell.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, our stock price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Anti-takeover provisions contained in our certificate of incorporation and bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

S-39

Our certificate of incorporation and bylaws contain provisions that could delay or prevent a change in control of our company. These provisions could also make it more difficult for stockholders to elect directors and take other corporate actions. These provisions include:

•	a staggered board of directors;

•	authorizing the board of directors to issue, without stockholder approval, preferred stock with rights senior to those of our common stock;

•	authorizing the board of directors to amend our bylaws, to increase the number of directors and to fill board vacancies until the end of the term of the applicable class of directors;

•	prohibiting stockholder action by written consent;

•	limiting the liability of, and providing indemnification to, our directors and officers;

•	eliminating the ability of our stockholders to call special meetings; and

•	requiring advance notification of stockholder nominations and proposals.

Section 203 of the Delaware General Corporation Law prohibits, subject to some exceptions, “business combinations” between a Delaware corporation and an “interested stockholder,” which is generally defined as a stockholder who becomes a beneficial owner of 15% or more of a Delaware corporation's voting stock, for a three-year period following the date that the stockholder became an interested stockholder. We have agreed to opt out of Section 203 through our certificate of incorporation, but our certificate of incorporation contains substantially similar protections to our company and stockholders as those afforded under Section 203, except that we have agreed with Total that it and its affiliates will not be deemed to be “interested stockholders” under such protections.

In addition, we have an agreement with Total which provides that, so long as Total holds at least 10% of our voting securities, we must inform Total of any offer to acquire us or any decision of our Board of Directors to sell our company, and we must provide Total with information about the contemplated transaction. In such events, Total will have an exclusive negotiating period of fifteen business days in the event the Board of Directors authorizes us to solicit offers to buy Amyris, or five business days in the event that we receive an unsolicited offer to purchase us. This exclusive negotiation period will be followed by an additional restricted negotiation period of ten business days, during which we are obligated to continue to negotiate with Total and will be prohibited from entering into an agreement with any other potential acquirer.

These and other provisions in our certificate of incorporation and our bylaws that became effective upon the completion of our initial public offering under Delaware law and in our agreements with Total could discourage potential takeover attempts, reduce the price that investors might be willing to pay in the future for shares of our common stock and result in the market price of our common stock being lower than it would be without these provisions.

Risks Related To the Series A Preferred Stock Being Sold in This Offering

Holders of Series A Preferred Stock will have no rights as common stockholders until such holders convert their shares and acquire our common stock.

Until you acquire shares of our common stock upon conversion of Series A Preferred Stock, you will have no rights with respect to our common stock, including voting rights (except as described under “Description of Series A Convertible Preferred Stock”). Upon conversion, you will be entitled to exercise the rights of a holder of common stock only as to matters for which the record date occurs after the conversion date.

S-40

Conversion of the Series B Preferred Stock and exercise of Cash Warrants and Anti-dilution Warrants are contingent upon Stockholder Approval.

Concurrently with the closing of the sale of shares of Series A Preferred Stock in this offering, we are also selling Series B Preferred Stock, and issuing to the purchasers of the Preferred Stock, the Cash Warrants and the Anti-dilution Warrants in separate private placement transactions (or the Private Placement Transaction). Pursuant to the requirements of Nasdaq Listing Rule 5635, the Series B Preferred Stock may not be converted into common stock and the Cash Warrants and Anti-dilution Warrants may not be exercised for common stock until we have stockholder approval. We have agreed to file a proxy statement with the Commission for the purposes of holding a special meeting of our stockholders to vote on a proposal to approve such issuance of common stock upon conversion of Series B Preferred Stock or upon the exercise of the Warrants, and further agreed to hold such stockholders’ meeting no later than July 10, 2017. However, our stockholders may reject such proposal. If that occurs, we are required to call a meeting every four months thereafter to seek such approval until the earlier of the date such stockholder Approval is obtained or the Preferred Stock and Warrants are no longer outstanding. If our stockholders do not approve such proposal, the Series B Preferred Stock may have no conversion rights to common stock and the Cash Warrants and Anti-dilution Warrants may not be exercisable for common stock.

The number of shares of common stock underlying the Series A Preferred Stock and issuable upon conversion of the Series B Preferred Stock and issuable upon exercise of the Warrants sold in the concurrent Private Placement Transaction is significant in relation to our currently outstanding common stock and could cause downward pressure on the market price for our common stock.

The number of shares of common stock issuable upon conversion of the Series A Preferred Stock and issuable upon conversion of the Series B Preferred Stock and issuable upon exercise of the Warrants being sold in the concurrent Private Placement Transaction is significant in relation to the number of shares of our common stock currently outstanding. If any holders of Series A Preferred Stock, Series B Preferred Stock or Warrants determine to sell a substantial number of shares into the market at any given time, there may not be sufficient demand in the market to purchase the shares without a decline in the market price for our common stock. Moreover, continuous sales into the market of a number of shares in excess of the typical trading volume for our common stock, or even the availability of such a large number of shares, could depress the trading market for our common stock over an extended period of time.

The Series A Preferred Stock is equity and is subordinate to our existing and future indebtedness.

Shares of Series A Preferred Stock are equity interests and do not constitute indebtedness. As such, shares of Preferred Stock will rank junior to all indebtedness and other non-equity claims with respect to assets available to satisfy claims against us, including a liquidation of us.

There is no public market for the Series A Preferred Stock being offered in this offering.

The Series A Preferred Stock being sold in this offering are newly issued securities and have no established trading market, and we do not intend to seek the listing of the Series A Preferred Stock on any exchange or other trading system. It is unlikely that an active market for the Series A Preferred Stock may develop or be sustained in the future.

We may allocate net proceeds from this offering in ways which differ from our estimates based on our current plans and assumptions discussed in the section entitled “Use of Proceeds” and with which you may not agree.

The allocation of net proceeds of the offering set forth in “Use of Proceeds” below represents our estimates based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend on numerous factors, including market conditions, cash generated by our operations, business developments and related rate of growth. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes. You may not have an opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use our proceeds. As a result, you and other stockholders may not agree with our decisions. See “Use of Proceeds” for additional information.

S-41

We do not intend to pay cash dividends on our common stock in the foreseeable future.

We have never declared or paid any cash dividends on our common stock, and we currently do not anticipate paying any cash dividends in the foreseeable future. We intend to retain any earnings to finance the development and expansion of our products and business. Accordingly, our stockholders will not realize a return on their investments unless the trading price of our common stock appreciates.

The issuance of the Preferred Stock and the Warrants will trigger the anti-dilution provisions of certain of our existing convertible notes.

Certain of our existing convertible notes contain anti-dilution conversion price adjustment provisions, including the Tranche I Notes and Tranche II Notes which currently have a conversion price of $1.14 per share and of which an aggregate of approximately $34 million was outstanding at March 31, 2017.  Please see Note 5 in “Notes to Consolidated Financial Statements” included in the Form 10-K, for a description of our outstanding convertible notes.  When such adjustment provisions are triggered, the conversion price of such convertible notes will decrease and the number of shares issuable upon conversion of such convertible notes will correspondingly increase. In the case of the Tranche I Notes and Tranche II Notes, this adjustment will cause the conversion price to decrease to the price at which shares of our common stock are issued or deemed issued in a new financing.  The issuance of the Series A Preferred Stock in this offering, together with the Series B Preferred Stock and the Warrants in the concurrent Private Placement Transaction, will trigger the anti-dilution provisions of the Tranche I Notes and Tranche II Notes, and certain of our other convertible notes outstanding, and this will cause an increase in the number of shares of our common stock issuable under such convertible notes, and such increase will be substantial.

We may not have a sufficient number of authorized shares of our common stock to issue all of the shares that we may be required to issue, or may otherwise elect to issue, upon conversion of the Series A Preferred Stock, the Series B Preferred Stock and Warrants.

After giving effect to the issuance of the maximum number of shares that we could be required, or could elect, to issue upon the conversion or exercise of outstanding convertible securities and warrants and options and as payment of interest (including any future interest payable upon conversion) on outstanding indebtedness, we may not have a sufficient number of authorized and unissued shares of common stock to cover all of the shares of common stock that we could be required, or could elect, to issue upon conversion of the Series A Preferred Stock .  Please see Note 5 in “Notes to Consolidated Financial Statements” included in the Form 10-K, for a description of our outstanding convertible notes.  Our Board of Directors has approved, and we have proposed that our stockholders approve at the Annual Meeting, amendments to our certificate of incorporation to effect the Reverse Stock Split, and a reduction in the number of our authorized shares of common stock to 250,000,000 shares, that together will have the effect of substantially increasing the number of authorized shares of our common stock relative to the number of shares that are outstanding.  If our stockholders approve these proposals we intend to implement them promptly following the Annual Meeting, and at such time would have sufficient authorized and unissued shares of common stock to cover all shares issuable under outstanding convertible securities and warrants and options, including the Series A Preferred Stock.  If the stockholders do not approve the Reverse Stock Split at the first meeting, the Company is required to call a meeting every four months thereafter to seek stockholder approval until the earlier of the date stockholder approval is obtained or the Series B Preferred Stock and Warrants are no longer outstanding.

S-42

PRICE RANGE OF COMMON STOCK

Our common stock has been listed on The NASDAQ Global Select Market since October 2010 under the trading symbol “AMRS.”

The following table sets forth the range of high and low closing prices as reported by The NASDAQ Global Select Market for the periods indicated.

Year Ended December 31,
Quarter	2015		2016
	High	Low	High	Low

First	$3.11	$1.56	$1.65	$1.11
Second	2.74	1.55	1.30	0.35
Third	2.62	1.51	0.58	0.33
Fourth	2.57	1.46	1.12	0.58

These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.

On May 5, 2017 the last reported sale price of our common stock on The NASDAQ Global Select Market was $0.54 per share.

As of May 1, 2017, we had approximately 106 stockholders of record and a greater number of beneficial holders for whom shares are held in a “nominee” or “street” name.

DIVIDEND POLICY

We have never paid dividends to holders of our common stock and we do not anticipate paying any cash dividends in the foreseeable future as we intend to retain any earnings for use in our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

S-43

USE OF PROCEEDS

We estimate the net proceeds to us from the sale of Series A Preferred Shares in this offering will be approximately $20,390,200, based on the public offering price of $1,000 per share, after deducting placement agent fees (as described in “Plan of Distribution”) and estimated offering expenses payable by us.

We intend to use approximately $9.5 million of the net proceeds from the sale of securities under this prospectus for the redemption of convertible notes issued in December 2016 and April 2017 and the balance for general working capital purposes, which may include funding research and development, increasing our working capital, reducing indebtedness, acquisitions or investments in businesses, products, or technologies that are complementary to our own, and capital expenditures.

S-44

PLAN OF DISTRIBUTION

Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC has agreed to act as placement agent in connection with this offering subject to the terms and conditions of the engagement letter dated April 18, 2017 (the “Placement Agent Agreement”). The placement agent is not purchasing or selling any of the securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to arrange for the sale of all of the securities offered hereby. Therefore, we will enter into a securities purchase agreement dated May 8, 2017 (the “Securities Purchase Agreement”) directly with investors in connection with this offering and we may not sell the entire amount of securities offered pursuant to this prospectus supplement.  The placement agent may engage one or more sub-agents or selected dealers to assist with the offering.

We have agreed to pay the placement agent a placement agent’s fee equal to seven percent (7.0%) of the aggregate purchase price of the securities sold in this Offering and pursuant to the Private Placement Transaction described above under the caption “Private Placement Transaction,” provided, that we will pay the placement agent a fee of 3.5% of the face amount of existing debt (including any accrued interest) exchanged for securities in this Offering or the Private Placement Transaction, and 1.0% of the aggregate purchase price of the securities purchased by DSM (as defined below) in the Private Placement Transaction.

Out of the proceeds of the Offering and the Private Placement Transaction, we will also reimburse the placement agent a non-accountable expense allowance of $125,000, provided, however, that such reimbursement amount in no way limits or impairs the indemnification and contribution provisions the placement agent is entitled to under the Placement Agent Agreement.

The following table shows the per share and total placement agent’s fees that we will pay to the placement agent in connection with the sale of the shares of common stock offered pursuant to this prospectus supplement assuming the purchase of all of the shares offered hereby.

Per share placement agent’s fees	$70.00
Maximum offering total	$1,549,800

Because there is no minimum amount required as a condition to the closing in this offering, the actual total offering commissions, if any, are not presently determinable and may be substantially less than the maximum amount set forth above.

Our obligation to issue and sell Series A Preferred Stock to the purchasers is subject to the conditions set forth in the Securities Purchase Agreement. A purchaser’s obligation to purchase common stock is subject to the conditions set forth in the Securities Purchase Agreement as well.

We estimate the total expenses that will be payable by us, excluding the placement agent’s fees, will be approximately $600,000 which include legal, accounting and printing costs, various other fees and reimbursement of the placement agent’s expenses.

The foregoing does not purport to be a complete statement of the terms and conditions of the engagement letter with the placement agent and the Securities Purchase Agreement. A copy of the engagement letter and the form of Securities Purchase Agreement with investors are included as exhibits to a Current Report on Form 8-K filed with the SEC in connection with this Offering and is incorporated by reference into the registration statement of which this prospectus supplement is part.

S-45

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the Securities Act and the Securities Exchange Act of 1934, as amended, or Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of preferred stock, common stock and warrants by the placement agent acting as principal. Under these rules and regulations, the placement agent:

•	may not engage in any stabilization activity in connection with our securities; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

S-46

DESCRIPTION OF SECURITIES WE ARE OFFERING

We currently have authorized 5,000,000 shares of preferred stock, $0.0001 par value per share and 500,000,000 shares of common stock, par value $0.0001 per share. As of the date of this prospectus, we did not have any shares of preferred stock outstanding.

General

Prior to issuance of shares of each series of our undesignated preferred stock, our board of directors is required by the Delaware General Corporate Law, and our certificate of incorporation, to adopt resolutions and file a Certificate of Designation with the Secretary of State of the State of Delaware, fixing for each such series the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of such shares might believe to be in their best interests or in which holders of some, or a majority, of such shares might receive a premium for their shares over the then-market price of such shares.

Subject to limitations prescribed by the Delaware General Corporate Law, our certificate of incorporation and bylaws, our board of directors is authorized to fix the number of shares constituting each series of preferred stock and the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the board of directors.

Series A Preferred Stock

The following summary description of the material features of the Series A Preferred Stock is necessarily general and is qualified in its entirety by reference to the form of Certificate of Designation of Preferences, Rights and Limitations of Series A 17.38% Convertible Preferred Stock, a copy of which has been filed with the SEC as an exhibit to a Current Report on Form 8-K filed by the Company on May 8, 2017 (“Certificate of Designation of Preference”).

General. Subject to the limitations prescribed by our certificate of incorporation, our board of directors is authorized to establish the number of shares constituting each series of preferred stock and to fix the designations, powers, preferences and rights of the shares of each of those series and the qualifications, limitations and restrictions of each of those series, all without any further vote or action by our stockholders. We have authority to issue up to 5,000,000 shares of preferred stock, par value $0.0001 per share. Our board of directors has designated 22,140 of our authorized shares of preferred stock as Series A Preferred Stock. When issued, the shares of Series A Preferred Stock will be validly issued, fully paid and non-assessable.

Conversion. Each share of Series A Preferred Stock has a stated value of $1,000 and is convertible into shares of our common stock at an initial conversion price of $1.15 (subject to adjustment as provided in the Certificate of Designation of Preferences), at any time at the option of the holder. If not previously converted at the option of the holder, each share of Series A Preferred Stock shall be automatically converted into shares of common stock on the 90th day following the receipt of Stockholder Approval.

Dividends. The Series A Preferred Stock is entitled to receive cumulative dividends through the 10-year anniversary of the original issue date of such Series A Preferred Stock at the rate per share (as a percentage of the stated value per share of $1,000) of 17.38% per annum, payable semi-annually on April 15 and October 15, beginning on the first such date after the original issue date of such Series A Preferred Stock and on each date on which such conversion is effected (with respect only to Series A Preferred Stock being converted) in cash, or at the Company’s option, subject to certain equity conditions, in shares of our common stock at a per share price of $1.15 (subject to adjustment upon the occurrence of certain events), or a combination thereof.

Make Whole. In the event that the Series A Preferred Stock is converted at any time prior to the 10-year anniversary of the original issue date, the holder of the converted Series A Preferred Stock will be paid a make whole payment in an amount equal to $1,738 per $1,000 stated value of the Series A Preferred Stock converted, less any dividends previously paid (the “Make Whole Payment), which Make Whole Payment may be paid in cash or at the Company’s option, subject to certain equity conditions, in shares of our common stock at a per share price of $1.15 (subject to adjustment upon the occurrence of certain events), or a combination thereof.

S-47

Voting Rights. Shares of Series A Preferred Stock will generally have no voting rights, except as required by law and except that the consent of the holders of the outstanding Series A Preferred Stock will be required to (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock, alter or amend the certificate of designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a liquidation, dissolution or winding-up of the Company senior to, or otherwise pari passu with, the Series A Preferred Stock, (c) amend the certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series A Preferred Stock, (d) increase the number of authorized shares of Preferred Stock, or (e) enter into any agreement with respect to any of the foregoing.

Liquidation Rights. Upon any liquidation, dissolution or winding-up of the Company, the holders of the Series A Preferred Stock shall be entitled to receive out of the assets of the Company the same amount that a holder of common stock would receive if the Series A Preferred Stock were fully converted to common stock (without regard to whether such Series A Preferred Stock is convertible at such time), which amount shall be paid pari passu with all holders of common stock.

Fundamental Transaction. In the event of a Fundamental Transaction (as defined in the Certificate of Designation of Preference) the holders of the Series A Preferred Stock shall have the right to receive the consideration receivable as a result of such Fundamental Transaction by a holder of the number of shares of common stock for which the Series A Preferred Stock is convertible immediately prior to such Fundamental Transaction (without regard to whether such Series A Preferred Stock is convertible at such time).

NASDAQ Capital Market Listing

Our Series A Preferred Stock is not and will not be listed for trading on the NASDAQ Stock Market or any other securities exchange or nationally recognized trading system.

S-48

DESCRIPTION OF COMMON STOCK

Common Stock

A description of the material terms and provisions of our restated certificate of incorporation and restated bylaws affecting the rights of holders of our common stock is set forth below.  The description is intended as a summary, and is qualified in its entirety by reference to the form of our restated certificate of incorporation and the form of our restated bylaws to that are filed as exhibits to the registration statement relating to this prospectus.

Dividend Rights. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our Board of Directors, in its discretion, determines to issue dividends, and only then at the times and in the amounts that our Board of Directors may determine.

Voting Rights. Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders.  Our restated certificate of incorporation eliminates the right of stockholders to cumulate votes for the election of directors and establishes a classified Board of Directors, divided into three classes with staggered three-year terms.  Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing in office for the remainder of their respective three-year terms.

No Preemptive or Similar Rights. Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions. Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of our common stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Registration Rights. Certain of our common stockholders and holders of our convertible securities exercisable for our common stock hold registration rights pursuant to (i) the Registration Rights Agreement dated February 27, 2012, by and between us and certain of our stockholders, (ii) the Registration Rights Agreement dated July 30, 2012 by and between the Company and Total, (iii) the Amended and Restated Letter Agreement, dated May 8, 2014, between us and certain of our stockholders, (iv) the Registration Rights Agreement dated February 24, 2015 between the registrant and Nomis Bay Ltd., (v) the letter agreement dated as of July 29, 2015, by and among us and certain investors, (vi) the Registration Rights Agreement dated October 20, 2015, by and among us and certain purchasers of our 9.50% Convertible Senior Notes due 2019 and/or (vii) the warrant to purchase common stock issued to Nenter & Co., Inc. on November 16, 2016.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Wells Fargo Bank, National Association.

Stock Exchange Listing. Our common stock is listed on the NASDAQ Global Select Market under the symbol “AMRS.”

Anti-Takeover Provisions. See “Anti-Takeover Provisions” for a description of provisions of the Company’s certificate of incorporation and bylaws and Delaware law which may have the effect of delaying, deferring or preventing changes in the Company’s control.

S-49

PRIVATE PLACEMENT TRANSACTION

Cash Warrants

Concurrently with the closing of the sale of shares of Series A Preferred Stock in this offering, we also expect to issue and sell to the investors in this offering as well as to the investors in the concurrent Private Placement Transaction (i) warrants to purchase an aggregate of 103,977,207 shares of our common stock, representing 50% of the shares of our common stock into which the Preferred Stock is initially convertible (including the Make Whole Payment, assuming such payment is made in shares of common stock), exercisable at an initial exercise price of $0.52 per share (subject to adjustment as set forth in the Cash Warrants) and (ii) warrants to purchase an aggregate of 103,977,207 shares of our common stock, representing 50% of the shares of our common stock into which the Preferred Stock is initially convertible (including the Make Whole Payment, assuming such payment is made in shares of common stock), exercisable at an initial exercise price of $0.62 per share (subject to adjustment as set forth in the Cash Warrants). The Cash Warrants will be exercisable for a period of five years commencing on the date of the receipt of stockholder approval for the Reverse Stock Split and the private placement. The Cash Warrants are not exercisable until Stockholder Approval is obtained.

Such securities will be issued and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Accordingly, the investors may exercise those Cash Warrants and sell the underlying shares, once exercisable, only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act, or another applicable exemption under the Securities Act.

Series B Preferred Shares

In a concurrent private placement, we also expect to issue and sell to investors 65,203.8756 shares of Series B Preferred Stock and, to the purchasers of the Series B Preferred Stock, Cash Warrants to purchase an aggregate of 77,620,967 shares of our common stock, representing 50% of the shares of our common stock into which the Series B Preferred Stock is initially convertible (including the Make Whole Payment, assuming such payment is made in shares of common stock), exercisable at an initial exercise price of $0.52 per share (subject to adjustment as set forth in the Cash Warrants) and Cash Warrants to purchase an aggregate of 77,620,967 shares of our common stock, representing 50% of the shares of our common stock into which the Preferred Stock is initially convertible (including the Make Whole Payment, assuming such payment is made in shares of common stock), exercisable at an initial exercise price of $0.62 per share (subject to adjustment as set forth in the Cash Warrants). The Cash Warrants will be exercisable for a period of five years commencing on the date of the receipt of Stockholder Approval. The Cash Warrants are not exercisable until Stockholder Approval is obtained. Each Series B purchaser will also receive Anti-dilution Warrants.

Each share of Series B Preferred Stock has a stated value of $1,000 and, subject to the receipt of Stockholder Approval, is convertible into shares of our common stock at an initial conversion price of $1.15 per share (subject to adjustment pursuant to the certificate of designation). Of the 65,203.8756 shares of Series B Preferred Stock to be sold in the concurrent offering, 25,000 shares are being sold for an aggregate cash consideration of $25,000,000 and 40,203.8756 shares are being sold for the cancellation of approximately $40.2 million in aggregate principal amount plus accrued interest of our outstanding debt.

In connection with the issuance and sale of Series B Preferred Stock, the Company and one of the Purchasers, DSM International B.V. (“DSM”), a subsidiary of Koninklijke DSM N.V., will enter into a Stockholder Agreement (the “Stockholder Agreement”) that sets forth certain rights and obligations of DSM and the Company with respect to the private placement. Pursuant to the Stockholder Agreement, as long as DSM holds at least 4.5% of the outstanding Common Stock, DSM will have the right to designate one director, subject to certain restrictions, to the Company’s Board of Directors (“Board”) and, upon the occurrence of certain conditions, including a further investment by DSM in the Company, DSM will obtain the right to designate a second director to the Board. In addition, for as long as there is at least one director appointed by DSM serving on the Board, the Company will agree not to engage in certain commercial transactions or arrangements without the consent of one of such directors. DSM will also have the right to purchase additional shares of capital stock of the Company in connection with a sale of equity or equity-linked securities by the Company in a capital raising transaction for cash, subject to certain exceptions, to maintain its proportionate ownership percentage in the Company. In addition, DSM will also receive certain registration rights with respect to the common stock underlying its investments in the Company, including “demand” and “piggyback” registration rights.

S-50

Anti-dilution Warrants

Concurrently with the closing of the sale of shares of Series A Preferred Stock in this offering, we also expect to issue and sell to the investors in this offering as well as to the investors in the concurrent Private Placement Transaction, Anti-dilution Warrants designed to provide “full ratchet” anti-dilution adjustments in respect of the effective price of the Preferred Stock (including the Make Whole Payment, assuming such payment is made in shares of common stock) acquired by such purchaser in the event that the Company sells, or is deemed to have sold, shares of commons stock for a per share price of less than $0.42. The Anti-dilution Warrants will have a term of five years, commencing with the date of receipt of Stockholder Approval.

The Anti-dilution Warrants will be issued and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Accordingly, the investors may exercise those Anti-dilution Warrants and sell the underlying shares only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act, or another applicable exemption under the Securities Act.

Series C Preferred Shares

In a concurrent private placement, certain existing stockholders will exchange 20,920,578 shares of common stock held by such stockholders for 20,920.578 shares of our Series C Preferred Stock. The Series C Preferred Stock has a stated value of $1,000 per share. It does not provide for cumulative dividends. The Series C Preferred Stock so issued in exchange will automatically convert back into the same number of shares of common stock as were exchanged for its initial issuance upon the receipt of stockholder approval and implementation of the Reverse Stock Split being presented to stockholders at our 2017 Annual Meeting of Stockholders.

Voting Agreements

In connection with the private placement, the Company and certain stockholders of the Company will enter into Voting Agreements (the “Voting Agreements”), pursuant to which such existing stockholders will agree to vote in favor of the approval of the Stockholder Approval. The stockholders who are party to the Voting Agreements held approximately 51.2% of the Company’s outstanding Common Stock as of April 30, 2017.

Registration Rights

The Company has agreed to file, within 30 calendar days of the date of the Stockholder Approval, a registration statement on Form S-3 (or other appropriate form if the Company is not then S-3 eligible) providing for the resale of the shares of common stock underlying the Series B Preferred Stock and Warrants. The Company will use commercially reasonable efforts to cause such registration statement to become effective within 181 days following the closing of the private placement and commercially reasonable efforts to keep such registration statement effective at all times until (i) no investor owns any shares of common stock underlying the Series B Preferred Stock or Warrants or (ii) the shares of common stock underlying the Series B Preferred Stock and Warrants are eligible for resale under Rule 144 without regard to volume limitations.

S-51

LEGAL MATTERS

Fenwick & West LLP, Mountain View, California, will issue an opinion about certain legal matters with respect to the securities.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting of Amyris, Inc. (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to Amyris Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited financial statements of Novvi LLC for the year ended December 31, 2014, incorporated in this prospectus supplement by reference to Amyris Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of Pannell Kerr Forster of Texas, P.C., an independent auditor, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the filing requirements of the Securities Exchange Act of 1934, as amended.  Therefore, we file periodic reports, proxy statements and other information with the SEC.  Such reports, proxy statements and other information may be obtained by visiting the Public Reference Room of the SEC at 100 F Street, NE, Washington, D.C. 20549.  You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  In addition, the SEC maintains a website (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically.

We make our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to such reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 available free of charge through a link on the Investors section of our website located at www.amyris.com (under “Financial Information—SEC Filings”) as soon as reasonably practicable after they are filed with or furnished to the SEC.  Information on our website is not incorporated by reference in this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus supplement.  We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act) until we terminate this offering, including all filings made after the date of the initial registration statement and prior to the effectiveness of the registration statement.  We hereby incorporate by reference the following documents:

•	our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on April 17, 2017 (including the information incorporated therein from our definitive proxy statement for our 2017 Annual Meeting of Stockholders, filed with the SEC on April 27, 2017); and

•	our Current Reports on Form 8-K filed with the SEC on January 5, 2017, January 6, 2017, January 13, 2017, January 18, 2017, March 3, 2017, March 10, 2017, March 17, 2017, April 17, 2017 and May 8, 2017.

S-52

We will provide to each person, including any beneficial holder, to whom a prospectus supplement is delivered, at no cost, upon written or oral request, a copy of any or all information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus. You may request a copy of these filings by writing or telephoning us at the following address and number:

Amyris, Inc.,

5885 Hollis Street, Suite 100

Emeryville, California

Attention: Investor Relations

+1 (510) 740-7481

Copies of these filings are also available free of charge through a link on the Investors section of our website located at www.amyris.com (under “Financial Information—SEC Filings”) as soon as reasonably practicable after they are filed with the SEC.  The information contained on our website is not a part of this prospectus supplement.

S-53

PROSPECTUS

AMYRIS, INC.

$200,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

The securities covered by this prospectus may include shares of our common stock; shares of preferred stock; warrants to purchase shares of our common stock, preferred stock and/or debt securities; debt securities consisting of debentures, notes or other evidences of indebtedness; or units consisting of any combination of such securities.  We may offer the securities from time to time in one or more series or issuances directly to our stockholders or purchasers, or through agents, underwriters or dealers as designated from time to time.

This prospectus provides a general description of the securities we may offer.  Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus.  Such a prospectus supplement may also add, update or change information contained in this prospectus.  This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.  We will sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time.  If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “AMRS.”  On April 8, 2015, the closing price of our common stock was $2.32.  None of the other securities we may offer are currently traded on any securities exchange.

Investing in our securities involves risks.  See “Risk Factors” commencing on page 2.  You should carefully read this prospectus, the documents incorporated herein, and the applicable prospectus supplement before making any investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 9, 2015

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	2
PROSPECTUS SUMMARY	3
RISK FACTORS	5
FORWARD-LOOKING STATEMENTS	5
RATIO OF EARNINGS TO FIXED CHARGES	6
USE OF PROCEEDS	6
PLAN OF DISTRIBUTION	6
DESCRIPTION OF CAPITAL STOCK	9
WARRANTS	12
DESCRIPTION OF DEBT SECURITIES	13
LEGAL MATTERS	22
EXPERTS	22
WHERE YOU CAN FIND MORE INFORMATION	22
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	23

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.  Under this shelf registration process, from time to time, we may offer to sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000.  This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of such offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  If there is any inconsistency between the information contained in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with additional information described under “Where You Can Find More Information” below.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.  You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement.  This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.  You should not assume that the information contained in this prospectus and any accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

Unless the context otherwise requires, “AMRS,” “Amyris,” the “Company,” “we,” “us,” “our” and similar names refer to Amyris, Inc.

2

PROSPECTUS SUMMARY

This summary may not contain all the information that you should consider before investing in securities. You should read the entire prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus carefully, including “Risk Factors” and the financial data and related notes and other information incorporated by reference, before making an investment decision.

Company Overview

Amyris has industrialized synthetic biology and is delivering renewable products globally into various markets ranging from consumer care to fuels. We believe industrial synthetic biology represents a third industrial revolution bringing together biology and engineering to generate new, more sustainable materials to meet the growing global demand. We have built a powerful technology platform, robust manufacturing capability, and a strong pipeline of ongoing collaborations with world-leading companies in a variety of industries. We are working to build demand for our current portfolio of products through a network of distributors and through direct sales in the cosmetics, flavors and fragrances, performance materials, and transportation fuels and lubricants markets. We are also engaged in collaborations across a variety of markets, including our current product markets and new markets, to drive additional product sales and partnership opportunities.

We were founded in 2003 in the San Francisco Bay Area by a group of scientists from the University of California, Berkeley. Our first major milestone came in 2005 when, through a grant from the Bill & Melinda Gates Foundation, we developed technology capable of creating microbial strains to produce artemisinic acid - a precursor of artemisinin, an effective anti-malarial drug. In 2008, we granted royalty-free licenses to allow Sanofi-Aventis (or Sanofi), to produce artemisinic acid using our technology. Since 2013, Sanofi has been distributing millions of artemisinin-based anti-malarial treatments incorporating this artemisinic acid. Building on our success with artemisinic acid, in 2007 we began applying our technology platform to develop, manufacture and sell sustainable alternatives to a broad range of materials.

We focused our initial development efforts primarily on the production of Biofene®, our brand of renewable farnesene, a long-chain, branched hydrocarbon molecule that we manufacture using engineered microbes in fermentation. Using farnesene as a first commercial building block molecule, we have developed a wide range of renewable products for our various target markets including cosmetics, pharmaceuticals, flavors and fragrances and fuels. Our technology platform allows us to rapidly develop microbial strains to produce other target molecules, and in 2014, we began manufacturing additional molecules for the flavors and fragrances industry.

Amyris' microbial engineering and screening technologies modify the way microorganisms process sugars in a fermentation process. We use our proprietary platform to design microbes, primarily yeast, to serve as living factories in established fermentation processes to convert plant-sourced sugars into high-value hydrocarbon molecules instead of low-value alcohol. The first two molecules we developed through this process were artemisinic acid and farnesene. In 2014, we began production of a third molecule at industrial scale and development of various other molecules in our labs. We and our partners develop products from these hydrocarbon ingredients for several target markets, including cosmetics, flavors and fragrances, performance materials, transportation fuels and lubricants. Further, in connection with our partners we have commercialized products for the cosmetics and flavors and fragrances markets.

We are able to use a wide variety of feedstocks for production, but have focused on accessing Brazilian sugarcane for our large-scale production because of its renewability, low cost and relative price stability. We have also successfully used other feedstocks such as sugar beets, corn dextrose, sweet sorghum and cellulosic sugars at our various manufacturing facilities.

Our mission is to apply inspired science to deliver sustainable solutions for a growing world. We seek to become the world's leading provider of renewable, high-performance alternatives to non-renewable chemicals and fuels. In the past, choosing a renewable product often required producers to compromise on performance or price. With our technology, leading consumer brands can develop products made from renewable sources that offer equivalent or better performance and stable supply with competitive pricing. We call this our No Compromise® value proposition. We aim to improve the world one molecule at a time by providing consumers with the best alternatives.

3

We have developed and are operating our company under an innovative business model that generates cash from both collaborations and from product sales margins. We believe this combination will enable us to realize our vision of becoming the world’s leading renewable products company.

We were founded in 2003 and completed our initial public offering in 2010. As of January 31, 2015, we had 404 employees (including 245 in the United States and 159 in Brazil). Our corporate headquarters and pilot plant are located in Emeryville, California, and our Brazil headquarters and pilot plant are located in Campinas, Brazil. We have two operating subsidiaries, Amyris Brasil Ltda. (or Amyris Brasil) and Amyris Fuels LLC (or Amyris Fuels). Amyris Brasil oversees establishment and expansion of our production in Brazil. Amyris Fuels was originally established to help us develop fuel distribution capabilities in the United States by selling ethanol and reformulated ethanol-blended gasoline. In the third quarter of 2012, we transitioned out of the ethanol and ethanol-blended gasoline business, to focus our efforts on production and commercialization of renewable products.

Amyris, the Amyris logo, Biofene , Biossance, Dial-A-Blend, Diesel de Cana , Evoshield, µPharm, Myralene, Muck Daddy, Neossance and No Compromise are trademarks or registered trademarks of Amyris, Inc. This prospectus also contains trademarks and trade names of other business that are the property of their respective holders.

Our principal executive offices are located at 5885 Hollis Street, Suite 100, Emeryville, CA 94608 and our telephone number at that address is (510) 450-0761.

The Securities We May Offer

With this prospectus, we may offer shares of our common stock; shares of preferred stock; warrants to purchase shares of our common stock, preferred stock and/or debt securities; debt securities consisting of debentures, notes or other evidences of indebtedness; or units consisting of any combination of such securities. The aggregate offering price of securities that we offer with this prospectus will not exceed $200,000,000. Each time we offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the securities being offered. The following is a summary of the securities we may offer with this prospectus.

Common Stock

We may offer shares of our common stock, par value $0.0001 per share.

Preferred Stock

We may offer shares of our preferred stock, par value $0.0001 per share, in one or more series. Our board of directors will determine the dividend, voting, conversion and other rights of the series of shares of preferred stock being offered.

Warrants

We may offer warrants for the purchase of debt securities, shares of preferred stock or shares of common stock. Our board of directors will determine the terms of the warrants.

4

Debt Securities

We may offer debt securities, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock or preferred stock. Our board of directors will determine the terms of each series of debt securities being offered.

We may issue the debt securities under an indenture or indentures between us and a trustee. In this document, we have summarized general features of the debt securities from the indenture. We encourage you to read the indenture, which is an exhibit to the registration statement of which this prospectus is a part.

Units

We may issue units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

RISK FACTORS

Investing in our securities involves a high degree of risk.  The prospectus supplement applicable to each offering of securities will contain a discussion of the risks applicable to an investment in such securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC, which is incorporated herein by reference, and may be amended, supplemented, or superseded from time to time by other reports we file with the SEC in the future.

Additional risks and uncertainties beyond those set forth in our reports and not presently known to us or that we currently deem immaterial may also affect our operations.  Any risks and uncertainties, whether set forth in our reports or otherwise, could cause our business, financial condition, results of operations and future prospects to be materially and adversely harmed.  The trading price of our common stock could decline due to any of these risks and uncertainties, and, as a result, you may lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the other documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements.  These risks and uncertainties, including those discussed under the heading “Risk Factors” above, include the possibilities of delays or failures in development, production or commercialization of products, and in our reliance on third parties to achieve our goals.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of financing needs, revenue, expenses, earnings or losses from operations, or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning product research, development and commercialization plans and timelines; any statements regarding expected production capacities, volumes and costs; any statements regarding anticipated benefits of our products and expectations for commercial relationships; any other statements of expectation or belief; and any statements of assumptions underlying any of the foregoing.  In addition,   the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” “project,” “will be,” “will continue,” “will result,” “seek,” “could,” “may,” “might,” or any variations of such words or other words with similar meanings generally identify forward-looking statements.

5

Given these uncertainties, you should not place undue reliance on these forward-looking statements.  You should read this prospectus, any supplements to this prospectus and the documents that we reference in this prospectus with the understanding that our actual future results may be materially different from what we expect.

The forward-looking statements in this prospectus and in any prospectus supplement or other document we have filed with the SEC represent our views as of the date thereof.  We anticipate that subsequent events and developments will cause our views to change.  However, while we may elect to update these forward-looking statements at some point in the future or to conform these statements to actual results or revised expectations, we have no current intention of doing so except to the extent required by applicable law.  You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratio of earnings to fixed charges for the periods indicated (in thousands).

	Year Ended December 31,
	2010	2011	2012	2013	2014
Ratio of earnings to fixed charges	—	—	—	—	1.19

Surplus/(deficiency) of earnings to fixed charges(1)	$(81,870)	$(178,317)	$(204,713)	$(235,921)	$5,729

_____________________

(1)	Earnings for the years ended December 31, 2013, 2012, 2011 and 2010 were insufficient to cover fixed charges of $10,707, $7,114, $3,143, and $2,543, respectively, for such periods. Earnings for the years ended December 31, 2014 were sufficient to cover fixed charges of $30,735.

USE OF PROCEEDS

We will have broad discretion in the way that we use the net proceeds of any offering under this prospectus.  Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, commercial expenditures, repayment of indebtedness, acquisitions of new technologies or businesses, and investments.  The amounts that we actually spend for the purposes described above may vary significantly and will depend, in part, on the timing and amount of our future revenues, our future expenses and any potential acquisitions that we may propose.  Additional information on the use of net proceeds from the sale of securities covered by this prospectus, including any specific plans for such proceeds, may be set forth in any prospectus supplement relating to the specific offering.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any of these methods.  The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices.  The prospectus supplement will include the following information:

•	the terms of the offering;

6

•	the names of any underwriters, including any managing underwriters, dealers or agents;

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ or dealers’ compensation, and any commissions paid to agents;

•	any initial public offering price;

•	details regarding over-allotment options under which underwriters may purchase additional securities from us, if any;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	other facts material to the transaction.

Sales through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us.  The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions.  Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales.  Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters.  Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them.  The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.  The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals.  They may then resell those securities to the public at varying prices determined by the dealers at the time of resale.  The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly.  In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time.  The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us.  Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.  The terms of any such sales will be described in the prospectus supplement.

7

Delayed Delivery Contracts

If the prospectus supplement so indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts.  These contracts would provide for payment and delivery on a specified date in the future.  The contracts would be subject only to those conditions described in the prospectus supplement.  The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of securities offered by us will be a new issue and will have no established trading market, other than our common stock, which is listed on the NASDAQ Global Select Market.   We may elect to list any offered securities on an exchange.  Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice.  Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934, as amended.  Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities.  Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.  Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions.  The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities.  These derivatives may consist of short sale transactions and other hedging activities.  The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities.  In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents.  The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others.  The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

We will bear substantially all of the costs, expenses, and fees in connection with the registration of our securities under this prospectus. The underwriters, dealers, and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

8

DESCRIPTION OF CAPITAL STOCK

COMMON STOCK

As of December 31, 2014, our authorized capital stock included 300,000,000 shares of common stock, par value $0.0001 per share.  A description of the material terms and provisions of our restated certificate of incorporation and restated bylaws affecting the rights of holders of our common stock is set forth below.  The description is intended as a summary, and is qualified in its entirety by reference to the form of our restated certificate of incorporation and the form of our restated bylaws to that are filed as exhibits to the registration statement relating to this prospectus.

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our Board of Directors, in its discretion, determines to issue dividends, and only then at the times and in the amounts that our Board of Directors may determine.

Voting Rights

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders.  Our restated certificate of incorporation eliminates the right of stockholders to cumulate votes for the election of directors and establishes a classified Board of Directors, divided into three classes with staggered three-year terms.  Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing in office for the remainder of their respective three-year terms.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of our common stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Registration Rights

Certain of our common stockholders and holders of our convertible securities exercisable for our common stock hold registration rights pursuant to (i) the Amended and Restated Investors’ Rights Agreement, dated June 21, 2010, by and between us and certain of our stockholders, as amended by Amendment No. 1 to Amended and Restated Investors’ Rights Agreement dated February 23, 2012, Amendment No. 2 to Amended and Restated Investors’ Rights Agreement dated December 24, 2012, Amendment No. 3 to Amended and Restated Investors’ Rights Agreement dated March 27, 2013, Amendment No. 4 to Amended and Restated Investors’ Rights Agreement dated October 16, 2013 and Amendment No. 5 to Amended and Restated Investors’ Rights Agreement dated December 24, 2013, by and between us and certain of our stockholders (as amended, the “IRA”), (ii) the Registration Rights Agreement dated February 27, 2012, by and between us and certain of our stockholders, (iii) the Registration Rights Agreement dated July 30, 2012 by and between the Company and Total Energies Nouvelles Activités USA (“Total”), (iv) the Amended and Restated Letter Agreement, dated May 8, 2014, between us and certain of our stockholders and/or (v) the Registration Rights Agreement dated February 24, 2015 between the registrant and Nomis Bay Ltd.

9

The IRA provides for various registration rights, all as described below:

Piggyback Registration Rights

If we register any of our securities for public sale, the stockholders with registration rights will have the right to include their shares in the registration statement.  However, this right does not apply to a registration relating to any of our employee benefit plans, the offer and sale of debt securities, or a registration on any registration form that does not include the information required for registration of the shares having piggyback registration rights.  The managing underwriter of any underwritten offering will have the right to limit, due to marketing reasons, the number of shares registered by these holders to 25% of the total shares covered by the registration statement.  The parties to the IRA have waived their respective piggyback rights in connection with the filing of the registration statement relating to this prospectus.

Form S-3 Registration Rights

The holders of shares having registration rights can request that we register all or a portion of their shares on Form S-3 if we are eligible to file a registration statement on Form S-3 and the aggregate price to the public of the shares offered is at least $2,000,000.  We are required to file no more than one registration statement on Form S-3 upon exercise of these rights in any 12-month period; provided, however, that the filing of the registration statement relating to this prospectus shall not count against such requirement.  We may postpone the filing of a registration statement on Form S-3 for up to 90 days once in a 12-month period if we determine that the filing would be seriously detrimental to us and our stockholders.

Registration Expenses

We will pay all expenses incurred in connection with exercise of demand and piggyback registration rights, except for underwriting discounts and commissions. However, we will not pay for any expenses of any demand registration if the request is subsequently withdrawn by the holders of a majority of the shares requested to be included in such a registration statement, subject to limited exceptions. The expenses associated with exercise of Form S-3 registration rights will be borne pro rata by the holders of the shares registered on such Form S-3.

Expiration of Registration Rights

The registration rights under the IRA described above will expire after February 23, 2017.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Bank, National Association.

Stock Exchange Listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “AMRS.”

Anti-Takeover Provisions

See “Anti-Takeover Provisions” for a description of provisions of the Company’s certificate of incorporation and bylaws and Delaware law which may have the effect of delaying, deferring or preventing changes in the Company’s control.

10

PREFERRED STOCK

As of December 31, 2014, our authorized capital stock included 5,000,000 shares of preferred stock, par value $0.0001 per share.  We are authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions.  Our Board of Directors also can increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders.  Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock.

The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock.

If we offer a specific class or series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC.  To the extent required and applicable, this description will include:

•	the number of shares offered, the liquidation preference per share and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our company; and

•	any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our company.

The preferred stock offered by this prospectus, when issued, will not have any preemptive or similar rights.

11

Transfer Agent and Registrar

The transfer agent and registrar for any series or class of preferred stock will be set forth in each applicable prospectus supplement.

WARRANTS

As of December 31, 2014, we had warrants outstanding to purchase 1,021,087 shares of our common stock.  We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement.  Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•	the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that class or series of our preferred stock;

•	the exercise price for our debt securities, the amount of our debt securities to be received upon exercise, and a description of that series of debt securities;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	any information with respect to book-entry procedures;

•	any anti-dilution provisions of the warrants;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

12

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement.  The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture.  We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included.  The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may offer under this prospectus up to an aggregate principal amount of $200,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an initial public offering price of up to $200,000,000.  Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our direct, unsecured obligations and will rank equally with all of our other unsecured indebtedness.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the debt securities we issue and the indenture we enter into with the trustee.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount.  We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required and applicable, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;

•	the aggregate principal amount, and, if a series, the total amount authorized and the total amount outstanding;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

13

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

•	any events of default, if not otherwise described below under “Events of Default”;

•	the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to our other indebtedness.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture.  We may also issue debt securities in bearer form, with or without coupons.  If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units.  If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

14

Debt securities offered under this prospectus and any prospectus supplement will be subordinated in right of payment to certain of our outstanding senior indebtedness, including our credit facilities.  In addition, we will seek the consent of the holders of any such senior indebtedness prior to issuing any debt securities under this prospectus to the extent required by the agreements evidencing such senior indebtedness.

Exchange and/or Conversion Rights

We may issue debt securities that can be exchanged for or converted into shares of our common stock or preferred stock.  If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

•	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

•	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

If you hold certificated debt securities, you may transfer or exchange such debt securities at the trustee’s office or at the paying agent’s office or agency in accordance with the terms of the indenture.  You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

You may effect the transfer of certificated debt securities and of the right to receive the principal of, premium, and/or interest, if any, on the certificated debt securities only by surrendering the certificate representing the certificated debt securities and having us or the trustee issue a new certificate to the new holder.

Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of us, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

15

No Protection in the Event of Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control, or a highly leveraged transaction.  If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness.  We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger and Sale of Assets

The form of indenture provides that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

•	the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the U.S., any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and, if we are not the surviving person, the surviving person has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

•	immediately before and immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

•	we fail to pay any principal or premium, if any, when it becomes due;

•	we fail to pay any interest within 30 days after it becomes due;

•	we fail to observe or perform any other covenant in the debt securities or the indenture for 60 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

•	certain events involving bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

16

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

•	all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;

•	all lawful interest on overdue interest and overdue principal has been paid; and

•	the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness that is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

•	the holder gives to the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

•	the trustee fails to institute a proceeding within 60 days after such request; and

•	the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

We will periodically deliver certificates to the trustee regarding our compliance with our obligations under the indenture.

17

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

•	to provide that the surviving entity following a change of control permitted under the indenture will assume all of our obligations under the indenture and debt securities;

•	to provide for certificated debt securities in addition to uncertificated debt securities;

•	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

•	to appoint a successor trustee under the indenture with respect to one or more series.

From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities.  We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;

•	reduce the rate of or change the time for payment of interest or reduce the amount of or postpone the date for payment of sinking fund or analogous obligations;

•	reduce the principal of or change the stated maturity of the debt securities;

•	make any debt security payable in money other than that stated in the debt security;

•	change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

•	waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment;

•	waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities; or

•	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

18

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture.  These procedures will allow us either:

•	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

1.	to register the transfer or exchange of such debt securities;

2.	to replace temporary or mutilated, destroyed, lost or stolen debt securities;

3.	to compensate and indemnify the trustee; or

4.	to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

•	to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must deposit with the trustee or other qualifying trustee, in trust for that purpose:

•	money;

•	U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) that through the scheduled payment of principal and interest in accordance with their terms will provide money; or

•	a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

that, in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

•	in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

•	in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

•	in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

•	certain other conditions described in the indenture are satisfied.

19

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration.  We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities that are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities.  You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise.  The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates.  If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee.  If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs.  Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

DESCRIPTION OF UNITS

We may issue units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

ANTI-TAKEOVER PROVISIONS

The provisions of Delaware law, our restated certificate of incorporation and our restated bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company.

20

Delaware Law

Section 203 of the Delaware General Corporation Law prevents some Delaware corporations from engaging, under some circumstances, in a business combination, which includes a merger or sale of at least 10% of the corporation’s assets with any interested stockholder, meaning a stockholder who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of the corporation’s outstanding voting stock, unless:

•	the transaction is approved by the Board of Directors prior to the time that the interested stockholder became an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	at or subsequent to such time that the stockholder became an interested stockholder the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

If Section 203 applied to us, the restrictions could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, could discourage attempts to acquire us.

A Delaware corporation may “opt out” of the restrictions on business combinations contained in Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares.  We have agreed to opt out of Section 203 through our certificate of incorporation, but our certificate of incorporation contains substantially similar protections to our company and stockholders as those afforded under Section 203, except that we have agreed with Total that it and its affiliates will not be deemed to be “interested stockholders” under such protections.

Restated Certificate of Incorporation and Restated Bylaw Provisions

Our restated certificate of incorporation and our restated bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control of our management team, including the following:

•	Board of Directors Vacancies. Our restated certificate of incorporation and restated bylaws authorize only our Board of Directors to fill vacant directorships. In addition, the number of directors constituting our Board of Directors will be set only by resolution adopted by a majority vote of our entire Board of Directors. These provisions prevent a stockholder from increasing the size of our Board of Directors and gaining control of our Board of Directors by filling the resulting vacancies with its own nominees.

•	Classified Board. Our restated certificate of incorporation and restated bylaws provide that our Board of Directors is classified into three classes of directors. The existence of a classified board could delay a successful tender offeror from obtaining majority control of our Board of Directors, and the prospect of that delay might deter a potential offeror. Pursuant to Delaware law, the directors of a corporation having a classified board may be removed by the stockholders only for cause. In addition, stockholders will not be permitted to cumulate their votes for the election of directors.

•	Stockholder Action; Special Meeting of Stockholders. Our restated certificate of incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. Our restated bylaws further provide that special meetings of our stockholders may be called only by a majority of our Board of Directors, the chairman of our Board of Directors, our chief executive officer or our president.

21

•	Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders. Our restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

•	Issuance of Undesignated Preferred Stock. Under our restated certificate of incorporation, our Board of Directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the Board of Directors. The existence of authorized but unissued shares of preferred stock enables our Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

In addition, we have an agreement with Total that, so long as Total holds at least 10% of our voting securities, we are required to notify Total if our Board of Directors seeks to cause the sale of the company or if we receive an offer to acquire us.  In the event of such decision or offer, we are required to provide Total with all information given to an offering party and provide Total with an exclusive negotiating period of 15 business days in the event the Board of Directors authorizes us to solicit offers to buy our company, or five business days in the event that we receive an unsolicited offer to purchase us. These rights of Total may have the effect of delaying, deferring or discouraging another person from acquiring our company.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Fenwick & West LLP, Mountain View, California.  The validity of any securities will be passed upon for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP and Pannell Kerr Forster of Texas, P.C., each an independent registered public accounting firm, given on the authority of each said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the filing requirements of the Securities Exchange Act of 1934, as amended.  Therefore, we file periodic reports, proxy statements and other information with the SEC.  Such reports, proxy statements and other information may be obtained by visiting the Public Reference Room of the SEC at 100 F Street, NE, Washington, D.C. 20549.  You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  In addition, the SEC maintains a website (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically.

We make our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to such reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 available free of charge through a link on the Investors section of our website located at www.amyris.com (under “Financial Information—SEC Filings”) as soon as reasonably practicable after they are filed with or furnished to the SEC.

22

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus.  We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act) until we terminate this offering, including all filings made after the date of the initial registration statement and prior to the effectiveness of the registration statement.  We hereby incorporate by reference the following documents:

•	our definitive proxy statement for our 2015 Annual Meeting of Stockholders filed with the SEC on April 6, 2015;

•	our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 31, 2015;

•	our Current Reports on Form 8-K filed on January 15, 2015, January 29, 2015 and February 26, 2015 (two filed on such date); and

•	the description of our common stock contained in our registration statement on Form 8-A filed April 16, 2010, under the Securities Act, including any amendment or report filed for the purpose of updating such description.

We will provide to each person, including any beneficial holder, to whom a prospectus is delivered, at no cost, upon written or oral request, a copy of any or all information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings by writing or telephoning us at the following address and number:

Amyris, Inc.

5885 Hollis Street, Suite 100

Emeryville, CA  94608

Attn. Investor Relations

Phone:  +1 (510) 740-7481

Copies of these filings are also available free of charge through a link on the Investors section of our website located at www.amyris.com (under “Financial Information—SEC Filings”) as soon as reasonably practicable after they are filed with the SEC.  The information contained on our website is not a part of this prospectus.

23

Series A Preferred Stock

Prospectus Supplement

May 8, 2017